Exhibit 10.1

CREDIT AGREEMENT

dated as of January 29, 2019,

among

CVR ENERGY, INC.,

as Borrower,

JEFFERIES FINANCE LLC,

as Administrative Agent, Collateral Agent and Sole Lead Arranger,

and

THE LENDERS NAMED HEREIN

as Lenders

$105,000,000

ANNEXES

Annex I	Initial Lenders and Commitments

SCHEDULES

Schedule 4.01	Subsidiaries
Schedule 4.07	Litigation
Schedule 4.20	Hedging Agreements

Schedule 4.26	Location of Business and Offices
Schedule 6.06	Existing Investments
Schedule 9.09	Addresses for Notices

EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Guaranty
Exhibit C	Form of Note
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Notice of Conversion or Continuation
Exhibit F	Form of Security Agreement
Exhibit G-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships)
Exhibit H	Form of Solvency Certificate

v

CREDIT AGREEMENT

This Credit Agreement dated as of January 29, 2019, is among CVR Energy, Inc., a Delaware corporation (“Borrower”), the lenders party hereto from time to time (the “Lenders”), and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for such Lenders.

The parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01                             Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties, (b) is superior in priority to all Liens or rights of any other Person in the Property encumbered thereby, other than Permitted Prior Liens, (c) secures the Obligations, and (d) is enforceable, except as such enforceability may be limited by any applicable Debtor Relief Laws.

“Acquisition” means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (by percentage or voting power) of, or a Control Percentage of, the Voting Securities of a Person.

“Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one-month period plus 1.00%; provided, that in no event shall the Adjusted Reference Rate be less than 0.00%. Any change in the Adjusted Reference Rate due to a change in the Reference Rate, Eurodollar Rate or Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate, Eurodollar Rate or Federal Funds Rate.

“Administrative Agent” means Jefferies Finance LLC, in its capacity as administrative agent pursuant to Article VIII until its resignation, and any successor administrative agent appointed pursuant to Section 8.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent or such other form provided by a Lender and acceptable to the Administrative Agent.

“Advance” means an advance by a Lender to the Borrower pursuant to Section 2.01(a) as part of a Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliate Transaction” has the meaning specified in Section 6.08.

“Agent Parties” has the meaning set forth in Section 9.09(c)(ii) hereof.

“Agreement” means this Credit Agreement, as the same may be further amended, supplemented, restated, and otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any Subsidiary from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Margin” means with respect to any Advance, a rate per annum equal to (a) for Eurodollar Rate Advances, 1.50% and (b) for Reference Rate Advances, 0.50%.

“Approved Fund” means any Fund that is administered, managed, advised or sub-advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages, advises or sub-advises a Lender.

“ASC” means FASB Accounting Standards Codification.

“Asset Sale Prepayment” has the meaning specified in Section 2.04(b)(i).

“Asset Sale Proceeds Prepayment Date” has the meaning specified in Section 2.04(b)(i).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means United States Code, 11 U.S.C. §§ 101—1532.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrowed Debt” means any Indebtedness for money borrowed, including loans, hybrid securities, debt convertible into Equity Interests and any Indebtedness represented by notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed.

“Borrowed Debt Prepayment” has the meaning specified in Section 2.04(b)(ii).

“Borrowed Debt Proceeds Prepayment Date” has the meaning specified in Section 2.04(b)(ii).

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders pursuant to Section 2.01(a).

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, and (b) if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any Disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the holders of the Equity Interests of Borrower as of the Closing Date) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all equity interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Equity Interests of Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of Borrower;

(b)                                 a majority of the members of the board of directors (or other equivalent governing body) of Borrower shall not constitute Continuing Directors; or

(c)                                  there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Equity Interests in excess of $20,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.03).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Coffeyville Credit Agreement” means that certain Senior Unsecured Revolving Credit Agreement, dated as of January 23, 2013, between CVR Refining, LLC, as borrower, and Coffeyville Resources, LLC, as lender (as amended, supplemented, or otherwise modified prior to the date of this Agreement, and as further amended, supplemented, or otherwise modified after the date of this Agreement in a manner that is not prohibited hereunder and not materially adverse to the interests of the Secured Parties).

“Collateral” means all “Collateral” and “Pledged Collateral” (as defined in the Security Agreement) or similar terms used in the Security Instruments; provided that, notwithstanding anything to the contrary in the Loan Documents, Collateral shall in no event include any Excluded Collateral.

“Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent pursuant to Article VIII until its resignation, and any successor collateral agent appointed pursuant to Section 8.06.

“Commitment” means, with respect to each Lender, its obligation to make an Advance to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Advance to be made by such Lender hereunder, as such commitment may be modified from time to time pursuant to Section 2.03 or Article VII or otherwise under this Agreement, including pursuant to assignments by or to such Lender pursuant to Section 9.07(b).  The amount of each Lender’s Commitment on the Closing Date (before giving effect to the Borrowing on the Closing Date) is set forth opposite such Lender’s name on Annex I.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Directors” means the board of directors (or equivalent governing body) of Borrower on the Closing Date and each other director (or equivalent) of Borrower, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of Borrower is approved by at least 51% of the then Continuing Directors.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Voting Securities) of such Person having ordinary voting power which gives the direct or indirect holder of such Voting Securities the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Convert,” “Converting,” “Conversion,” “Converted” and “Conversion” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

“Cushing Assets” means six (6) crude oil storage tanks and approximately one-hundred thirty (130) acres of land located in Cushing, OK.

“CVRR Credit Agreement” means that certain Amended and Restated ABL Credit Agreement, dated as of December 20, 2012 among CVR Refining, LP, Coffeyville Resources Refining & Marketing, LLC, CVR Refining, LLC, Coffeyville Resources Pipeline, LLC, Coffeyville Resources Crude Transportation, LLC, Coffeyville Resources Terminal, LLC, Wynnewood Energy Company, LLC, Wynnewood Refining Company, LLC, CVR Logistics, LLC, each other borrower and subsidiary guarantor from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, supplemented, or otherwise modified prior to the date of this Agreement, and as further amended, supplemented, or otherwise modified after the date of this Agreement in a manner that is not prohibited hereunder and not materially adverse to the interests of the Secured Parties).

“CVRR Notes Indenture” means that certain Indenture, dated as of October 23, 2012, among CVR Refining, LLC and Coffeyville Finance Inc., as issuers, Wells Fargo Bank, National Association, as trustee thereunder, and the guarantors named therein (as amended, supplemented, or otherwise modified prior to the date of this Agreement, and as further amended, supplemented, or otherwise modified after the date of this Agreement in a manner that is not prohibited hereunder and not materially adverse to the interests of the Secured Parties).

“CVRR Parties” means CVR Refining, LP and its Subsidiaries.

“CVRR Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership, dated as of January 23, 2013, entered into by and among CVR Refining GP, a Delaware limited liability company, as the General Partner, and CVR Refining Holdings, LLC, a Delaware limited liability company, as the Organizational Limited Partner, together with any other Persons from time to time who become Partners in the Partnership or parties thereto as provided therein.

“CVRR Units Purchase” means the purchase on the Closing Date by Borrower of (1) all of the issued and outstanding common units (“Common Units”) representing limited partner interests in CVR Refining, LP not already owned by CVR Refining GP, LLC or its affiliates, pursuant to Article XV of the CVRR Partnership Agreement and (2) all of the Common Units held by American Entertainment Properties Corp. and Icahn Enterprises Holdings, L.P. pursuant to that certain purchase agreement, by and among Borrower, American Entertainment Properties Corp. and Icahn Enterprises Holdings, L.P., dated as of January 17, 2019.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.08(a) or (b), and (b) in the case of any other Obligation, 2.00% plus the non-default rate applicable to Reference Rate Advances as provided in Section 2.08(a).

“Deposit Account” shall have the meaning given to the term in the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any Lien in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such other state.

“Disposition,” “Dispose” or “Disposed” means any sale, lease, transfer, assignment, farm-out, conveyance, release, abandonment, or other disposition of any Property (including the grant or transfer of any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), including any Casualty Event and the issuance of Equity Interests in any of the Subsidiaries or the sale of Equity Interests in any of Borrower’s Subsidiaries other than statutory or directors qualifying shares.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or other Property, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of

Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (i) those Persons identified by the Borrower (or one of its Affiliates) to the Administrative Agent in writing on or prior to the date hereof (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names), (ii) competitors (and such competitors’ sponsors and Affiliates identified in writing or clearly identifiable as such solely on the basis of their names, other than a sponsor or Affiliate that is a Bona Fide Debt Fund) of the Borrower separately identified by the Borrower to the Administrative Agent in writing from time to time and (iii) any Affiliate of any competitor described in clause (ii) that is identified by the Borrower to the Administrative Agent in writing from time to time or reasonably identifiable solely by name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Advances from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (ii) or (iii) above shall be made by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect the same Business Day such notice is received by the Administrative Agent. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.07(b)(iii)).

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is (currently or hereafter), or within the prior six (6) years was, maintained, contributed to or obligated to be contributed to by any Loan Party or any current or former ERISA Affiliate.

“Environment” or “Environmental” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources (including wetlands, flora and fauna), the workplace or as otherwise defined in any Environmental Law.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of noncompliance or violation, investigations or proceedings arising as a result of any actual or alleged violation of or liability under any Environmental Law or relating to any Permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Materials or alleged injury or threat of injury to public health, safety or the Environment.

“Environmental Law” means any Legal Requirement relating to (a) the protection of human health and safety from environmental hazards or exposure to Hazardous Materials, (b) the protection, conservation, management or use of the Environment, natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, processing, possession, distribution, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, or (e) the prevention of pollution and includes, without limitation, the following federal statutes and the regulations promulgated thereunder: CERCLA, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., and any state or local laws and regulations similar thereto, as each of the foregoing has been amended.

“Environmental Permit” means any permit, license, consent, order, approval, registration, exemption or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means any issuance by Borrower of shares of its Equity Interests (other than Disqualified Stock and other than to any Subsidiary of Borrower).

“Equity Issuance Prepayment” has the meaning specified in Section 2.04(b)(iii).

“Equity Issuance Proceeds Prepayment Date” has the meaning specified in Section 2.04(b)(iii).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) who together with any Loan Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurodollar Base Rate” means the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1.00%) equal to the interest rate per annum set forth on the Reuters Screen LIBOR01 or LIBOR02 page (or any replacement page) as the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other authority that takes over the administration of such rate), for deposits in Dollars (“ICE LIBOR”) at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that, if such quotation is not available for any reason, the Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the London branch of a Lender chosen by the Administrative Agent to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, that at no time shall the Eurodollar Base Rate be less than 0.00% per annum.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent (which determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.08(b).

“Eurodollar Rate Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Rate Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Offer” means a registered offer to exchange outstanding senior unsecured notes for new senior unsecured notes (the “exchange notes”) having terms substantially identical in all material respects to such outstanding senior unsecured notes (except that the exchange notes shall not contain any transfer restrictions).

“Excluded Collateral” means (a) any Excluded Tax Collateral and (b) any Equity Interests issued by Wynnewood Insurance Corporation, CVR Aviation, LLC, CVR GP, LLC, and CVR Partners, LP.

“Excluded Guarantor” means (a) any Subsidiary that is not required to become a Guarantor pursuant to Section 5.08(a), (b) Wynnewood Insurance Corporation, CVR Aviation, LLC, CVR GP, LLC, CVR Partners, LP, CVR Refining, LP, and any Subsidiary of any of the foregoing entities set forth in this clause (b), and (c) any Excluded Tax Subsidiary.

“Excluded Subsidiary” means Wynnewood Insurance Corporation, CVR Aviation, LLC, CVR GP, LLC, CVR Partners, LP, and any Subsidiary of any of the foregoing entities.

“Excluded Tax Collateral” means voting equity interests constituting more than 65% of the total outstanding voting equity interests of a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) or a Foreign Holding Company and any property or assets of any CFC (whether held directly or indirectly).

“Excluded Tax Subsidiary” means (i) a CFC, (ii) a Foreign Holding Company and (iii) any subsidiary of any CFC.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Legal Requirement in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Debt Documents” means (a) the Coffeyville Credit Agreement, (b) the CVRR Credit Agreement, and (c) the CVRR Notes Indenture.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted median of the rates on overnight federal funds transactions with members of the Federal Reserve System reported by depository institutions on such day for individual transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent, and (c) in any event, the Federal Funds Rate shall not be less than zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain fee letter dated January 29, 2019 among Jefferies Finance LLC and the Borrower.

“Foreign Holding Company” means any entity substantially all of the assets of which consist directly or indirectly of equity interests (or equity interests and debt interests) in one or more CFCs.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).

“Guarantor” means Coffeyville Nitrogen Fertilizers, Inc., CL JV Holdings, LLC, Coffeyville Refining & Marketing Holdings, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Terminal, Inc., Coffeyville Pipeline, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Resources, LLC, CVR Refining Holdings, LLC, CVR Refining Holdings Sub, LLC, CVR Refining GP, LLC, and each other Subsidiary required to become a Guarantor pursuant to Section 5.08 hereof, and (b) each Subsidiary of Borrower that voluntarily executes a Guaranty, provided that, notwithstanding anything in the Loan Documents to the contrary, Guarantor shall in no event include any Excluded Guarantor.

“Guaranty” means a guaranty agreement substantially the form of the attached Exhibit B and executed by a Guarantor.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the Environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or Release of which requires a Permit under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, puts, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Contracts, (a) for any date on or after the date such Hedge Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contracts (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means any Subsidiary of the Borrower which individually has less than $10,000,000, and in the aggregate with all other Immaterial Subsidiaries has less than $25,000,000, of assets and quarterly revenues, in each case, based on the most recently quarterly financial statements available to the Borrower.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)                                 all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)                                 all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)                                  the Attributable Indebtedness of such Person and all outstanding payment obligations with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)                                 all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)                                  all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all obligations, contingent or otherwise, of any such Person relative to letters of credit and banker’s acceptances issued for the account of any such Person;

(g)                                  all obligations of any such Person in respect of Disqualified Equity Interests;

(h)                                 all obligations of such Person under any Hedge Contract;

(i)                                     all Guarantees of any such Person with respect to any of the foregoing; and

(j)                                    the outstanding attributed principal amount under any asset securitization program.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.02(a) hereof.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period. The duration of each such Interest Period shall be one month (or, with respect to any Borrowing continued or converted less than one month prior to the Maturity Date, the period commencing on the date of such continuation or conversion and ending on or prior to the Maturity Date (subject to availability)); provided, however, that:

(a)                                 The Borrower may not select any Interest Period which ends after the Maturity Date;

(b)                                 Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c)                                  whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)                                 any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Investment” means, as to any Person, any direct or indirect purchase, acquisition or investment by such Person, constituting (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee (by guaranty or other arrangement) or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of substantially all or a material portion of the business or assets of another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any cash repayments of loans, cash return of Investments or other cash dividends or return of capital.

“Lead Arranger” means Jefferies Finance, LLC, in its capacity as lead arranger.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or Permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U, and X, which is applicable to such Person.

“Lender” means a party hereto that (a) is a lender listed on the signature pages of this Agreement on the date hereof or (b) is an Eligible Assignee that became a lender under this Agreement pursuant to Section 2.14 or 9.07 but, in each case, excluding any Person who ceases to be a Lender pursuant to the terms of this Agreement.

“Lender Parties” means Lenders, the Lead Arranger, the Administrative Agent and the Collateral Agent.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Synthetic Lease, Capital Lease, or other title retention agreement).

“Liquid Investments” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 120 days from the date of any acquisition thereof;

(b)                                 (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 120 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

(c)                                  deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above; and

(d)                                 repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Instruments, the Fee Letter, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement. For the avoidance of doubt, “Loan Documents” does not include Hedge Contracts.

“Loan Party” means the Borrower and each Guarantor.

“Majority Lenders” means Lenders holding more than 50% of the aggregate unpaid principal amount of the Advances; provided that, if no Advances are then outstanding, “Majority Lenders” shall mean Lenders having more than 50% of the aggregate Commitments at such time.

“Material Adverse Change” means any material adverse change in, or material adverse effect on, (a) the business, property, operations, or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, (b) the ability of the Borrower and Guarantors, taken as a whole, to perform any of their obligations under this Agreement and the other Loan Document to which any of them is a party, (c) the validity or enforceability of any of this Agreement and the other Loan Documents or (d) the rights or remedies of or benefits available to the Administrative Agent, the Collateral Agent, any other agent or the Lenders under this Agreement and the other Loan Documents.

“Maturity Date” means March 10, 2019.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of their respective ERISA Affiliates sponsors, makes or is obligated to make contributions, or during the prior six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to:

(a)                                 any Disposition or Casualty Event, all cash and Liquid Investments received (directly or indirectly but only as actually received) by any Loan Party or any Subsidiary from such Disposition after payment of all reasonable out of pocket fees and expenses actually incurred by such Loan Party or such Subsidiary directly in connection with such Disposition minus (i) Taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), minus (ii) if applicable, the principal amount of any Indebtedness that is secured (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) by such asset (if any) and that is required to be repaid in connection with such Disposition or Casualty Event thereof (other than the Advances), and minus (iii) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with such Disposition (other than any Taxes deducted pursuant to clause (i) above) (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that (A) the proceeds realized in any single transaction (or series of related transactions) shall not constitute Net Cash Proceeds unless the amount of such proceeds exceeds $20,000,000 and (B) only the aggregate amount of proceeds (excluding, for the avoidance of doubt, proceeds described in the preceding clause (A)) in excess of $30,000,000 shall constitute Net Cash Proceeds. For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Subsidiary shall be disregarded;

(b)                                 the incurrence, issuance, offering or placement of Borrowed Debt, the excess, if any, of (i) cash and Liquid Investments received by any Loan Party in connection with such incurrence, issuance, offering or placement over (ii) the sum of (A) payments (including, without limitation, any premium or penalty) made to retire any Indebtedness that is required to be repaid in connection with such issuance, offering or placement (other than Loans), (B) the underwriting discounts and commissions and other fees and expenses incurred by any Loan Party in connection with such issuance, offering or placement (or, if such fees or expenses have not yet then been incurred or invoiced, good faith estimates thereof), and (C) Taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

(c)                                  the issuance of Equity Interests, the excess of (i) the cash and Liquid Investments received in connection with such issuance over (ii) the underwriting discounts and commissions and other fees and expenses incurred by any Loan Party in connection with such issuance (or, if such fees or expenses have not yet then been incurred or invoiced, good faith estimates thereof).

“Non-Consenting Lender” means any Lender that does not consent to a proposed agreement, amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that (i) requires the consent of each Lender or each Lender affected thereby and (ii) has been approved by the Majority Lenders.

“Notes” means a promissory note of the Borrower payable to any Lender in the amount of such Lender’s Commitment, in substantially the form of the attached Exhibit C, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a notice of borrowing substantially in the form of the attached Exhibit D signed by a Responsible Officer of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation substantially in the form of the attached Exhibit E signed by a Responsible Officer of the Borrower.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, premiums and other amounts payable by the Borrower, any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Collateral Agent, or the Lenders under the Loan Documents, including any post-petition interest in the event of a bankruptcy, to the extent such interest is enforceable by applicable Legal Requirement.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance, Commitment or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment required by the Borrower pursuant to Section 2.14).

“Participant” has the meaning set forth in Section 9.07(d) hereof.

“Participant Register” has the meaning set forth in Section 9.07(d) hereof.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Acquisition” means any Acquisition that meets all of the following requirements:

(a)                                 no less than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period of time as the Administrative Agent may agree to in its sole discretion), the Borrower shall have delivered written notice of such Acquisition to the Administrative Agent, which notice shall include the proposed closing date of such Acquisition;

(b)                                 such Acquisition is not hostile;

(c)                                  the Person or business to be acquired shall be in a line of business permitted pursuant to Section 6.11;

(d)                                 if such Acquisition involves a merger or consolidation with the Borrower or a Guarantor, the Borrower or such Guarantor, as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

(e)                                  no later than one (1) Business Day (or such shorter period as the Administrative Agent may agree to in its sole discretion) prior to the proposed closing date of such Acquisition, the Borrower, to the extent reasonably requested by the Administrative Agent, shall have delivered to the Administrative Agent copies of substantially final Permitted Acquisition Documents;

(f)                                   no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith; and

(g)                                  the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition (or will be satisfied within the time periods otherwise required above).

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by the Borrower or any Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other primary agreement evidencing such Acquisition and any material amendment, modification or supplement to any of the foregoing.

“Permitted Liens” means the Liens permitted under Section 6.01; provided that (1) Liens described in clauses (d) and (g) of Section 6.01 shall remain “Permitted Liens” only for so long as no action to enforce such Lien has been commenced or such Liens are being diligently contested in good faith by appropriate proceedings and adequate reserves have been made in accordance with GAAP, and (2) no intention to subordinate the priority of the Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of any Permitted Liens.

“Permitted Prior Liens” means the Permitted Liens permitted under paragraphs (c) (solely to the extent existing by operation of law) and (l) of Section 6.01.

“Permitted Refinancing Debt” means unsecured Indebtedness of any of the Loan Parties or their respective Subsidiaries (for purposes of this definition, “new Debt”) incurred in exchange for (other than pursuant to an Exchange Offer), or proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of any of the Loan Parties or their respective Subsidiaries (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on the Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated final maturity no earlier than the sooner to occur of (i) the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the stated final maturity date of the Refinanced Debt; (c) such new Debt has an average life at the time such new Debt is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Debt and ending on the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the average life of the Refinanced Debt at the time such new Debt is incurred; (d) the covenants of such new Debt, when taken as a whole, are not materially more onerous to the Loan Parties or their respective Subsidiaries than those imposed by the Refinanced Debt, as determined in good faith by a Responsible Officer; (e) if the Refinanced Debt was subordinated in right of payment to the Obligations or the guarantees under the Guaranty, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Obligations (or, if applicable, the guarantees under the Guaranty) to at least the same extent as the Refinanced Debt; and (f) the primary obligations with respect to such new Debt may not be incurred by any Loan Party or Subsidiary other than a Loan Party or Subsidiary that was an obligor on the Refinanced Debt.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Platform” has the meaning set forth in Section 9.09(c)(i) hereof.

“Prepayment Date” means, as the context may require, the Asset Sale Proceeds Prepayment Date, the Borrowed Debt Proceeds Prepayment Date or the Equity Issuance Proceeds Prepayment Date.

“Pro Rata Share” means, with respect to any Lender, the ratio (expressed as a percentage) of the outstanding Advances owing to such Lender to the aggregate outstanding Advances owing to all such Lenders.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Reference Rate” means the rate published by The Wall Street Journal (or any successor publication), from time to time as the “U.S. prime lending rate”; provided, that at no time shall the Reference Rate be less than 0.00% per annum.

“Reference Rate Advance” means an Advance which bears interest as provided in Section 2.08(a).

“Register” has the meaning set forth in Section 9.07(c) hereof.

“Regulation U” mean Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulations T, U, and X” mean Regulations T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” or “Released” means any depositing, spilling, leaking, seepage, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersing, injecting, escaping, leaching, dumping, disposing, emanating, or migrating of any Hazardous Material in, into, onto or through the Environment.

“Resignation Effective Date” has the meaning set forth in Section 8.06(a) hereof.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, or, if such Person has a managing member or manager, the manager or the Responsible Officer of such Person’s managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) on account of any Equity Interest of such Person, including in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common Equity Interests of such Person or warrants, options or other rights to purchase such common Equity Interests.

“Returns” has the meaning set forth in Section 4.10(b).

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Administrative Agent, the Collateral Agent and the Lenders.

“Security Agreement” means the Pledge Agreement, in substantially the form of the attached Exhibit F, executed by the Borrower, the Guarantors (other than CVR Refining GP, LLC), and the Collateral Agent.

“Security Instruments” means, collectively, (a) the Security Agreement, (b) each other agreement, instrument or document executed at any time in connection with the Security

Agreement, and (c) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

“Solvent” means, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the date of any determination, that on such date (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their liabilities, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts as such debts become absolute and matured, (c) the Borrower and its Subsidiaries on a consolidated basis, are able to pay their debts and liabilities, contingent or otherwise, as such liabilities mature in the ordinary course of business, and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. Notwithstanding the foregoing, for purposes of the Loan Documents, the Excluded Subsidiaries will not be considered Subsidiaries of the Borrower.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means the occurrence of any of the following: (a) a “reportable event” described in Section 4043 of ERISA with respect to a Pension Plan subject to Title IV of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the failure with respect to any Pension Plan to meet the minimum funding standards of Sections 412 and 430 of the Code or Sections 302 or 303 of ERISA, or (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, or (d) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (e) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, in each case under Section 4041 of ERISA, or (f) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (g) the occurrence of any event or condition which might constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (h) the imposition of a Lien upon the assets of any Loan Party or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303 of ERISA with respect to any Pension Plan, or (i) the determination that any Pension Plan is considered an “at-risk” plan or a Multiemployer Plan is in “endangered” or “critical” status with the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA, respectively, or (j) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan, or (k) the receipt by any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or (l) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (m) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Trade Date” has the meaning set forth in Section 9.07(b)(i) hereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including Deposit Accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” has the meaning set forth in Section 1.04.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.13(f)(ii)(B) hereof.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers (or the individuals performing similar functions) of such limited liability company.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02                             Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.03                             Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of any financial information furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

Section 1.04                             Types of Advances. Advances are distinguished by “Type.” The “Type” of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance as determined in accordance with Section 2.02.

Section 1.05                             UCC Terms. Terms defined in the UCC in effect on the date hereof and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.06                             Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07                             Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

Section 1.08                             Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 1.09                             Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.10                             LIBOR Discontinuation.  Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 2.02, in the event that the Administrative Agent shall have determined with the consent of the Borrower (which determination shall be final and conclusive and binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States in lieu of the ICE LIBOR, and the Administrative Agent shall have given notice of such determination to each Lender (it being understood and agreed that the Administrative Agent shall have no obligation to make such determination and/or to give such notice), then the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to be mutually reasonably agreed to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 9.03, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but only to the extent the ICE LIBOR for the applicable Interest Period is not available or published at such time on a current basis), (x) no Loans may be made as, or converted to, Eurodollar Rate Advances, and (y) any Notice of Borrowing (whether for a Borrowing of new Eurodollar Rate Advances or a conversion or continuation of existing Eurodollar Rate Advances) given by the Borrower with respect to Eurodollar Rate Advances shall be deemed to be rescinded by the Borrower.

ARTICLE II
TERM LOAN

Section 2.01                             Commitment for Advances.

(a)                                 Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Advance to the Borrower on the Closing Date in an amount for each Lender equal to such Lender’s Commitment. Any Advances repaid may not be reborrowed.

(b)                                 Evidence of Indebtedness. The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and the Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Notes which shall evidence such Lender’s Advances to the Borrower in addition to such accounts or records. Each Lender may attach schedules to such Notes and record thereon the date, Type (if applicable), amount, and maturity of its Advances and payments with respect thereto. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Notwithstanding anything to the contrary herein, in the event of a conflict between this Section 2.01(b), on the one hand, and the Register or Participant Register provisions of Sections 9.07(c) or (d), on the other hand, such provisions of Sections 9.07(c) or (d), as applicable, shall govern.

Section 2.02                             Method of Borrowing.

(a)                                 Notice. The Borrowing on the Closing Date shall be made pursuant to a Notice of Borrowing given by Borrower to Administrative Agent not later than (i) 12:00 p.m. (New York City time) on the second Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or (ii) 8:00 a.m. (New York City time) on the Business Day of the proposed Borrowing, in the case of a Reference Rate Advance, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail. The Notice of Borrowing shall be by facsimile or by electronic mail (with a PDF file of the executed Notice of Borrowing attached), specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Rate Advances, the requested Interest Period for each such Advance; provided that, all Borrowings to be made on the Closing Date shall consist only of Reference Rate Advance (which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Rate Advances) unless a break funding agreement reasonably satisfactory to the Administrative Agent has been executed by the Borrower concurrent with the delivery of such Notice of Borrowing. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.08(b). Each Lender shall, before 9:00 a.m. (New York City time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.09, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s pro rata share of such Borrowing.

After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent no later than 10:00 a.m. (New York City time).

(b)           Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (New York City time) (i) on the Business Day of the proposed Conversion date in the case of a Conversion to a Reference Rate Advance and (ii) at least two Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance. Each such Notice of Conversion or Continuation shall be in writing or by facsimile or by electronic mail (with a PDF file of the executed Notice of Conversion or Continuation attached), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a Eurodollar Rate Advance, notify each Lender of the applicable interest rate under Section 2.08(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c)           Certain Limitations. Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:

(i)            at no time shall there be more than 8 Interest Periods applicable to outstanding Eurodollar Rate Advances;

(ii)           if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of any Legal Requirement after the date hereof, or any change in or in the interpretation of any Legal Requirement as in effect on the date hereof, makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;

(iii)          if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

(iv)          if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

(v)           if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (b) above, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Eurodollar Rate Advances with an Interest Period of one month or, if an existing Advance, Convert into Reference Rate Advances; and

(vi)          no Borrowing may be made as, continued as or Converted into, Eurodollar Rate Advances at any time that a Default has occurred and is continuing.

(d)           Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder shall be irrevocable and binding on the Borrower.

(e)           Funding by Lenders; Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Lender will not make such payment, the Administrative Agent may assume that such Lender has timely made such payment and the Administrative Agent may (and in the case of the Borrowing on the Closing Date, shall), in reliance upon such assumption, make available a corresponding amount to the Person entitled thereto. If and to the extent that such Lender shall not have so made such payment available to the Administrative Agent, such Lender agrees to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the applicable Person until the date such amount is repaid to the Administrative Agent, at the lesser of (i) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s payment required hereunder for purposes of this Agreement even though not made on the day required hereunder.

(f)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of (i) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) the Maximum Rate.

Section 2.03          Termination of the Commitments.  The Commitments shall terminate on the Closing Date (after giving effect to the Borrowing occurring on such date).

Section 2.04          Prepayment of Advances.

(a)           Optional. The Borrower shall have no right to optionally prepay any principal amount of any Advance except as provided in this Section 2.04(a) and all notices given pursuant to this Section 2.04(a) shall be irrevocable and binding upon the Borrower (provided that any such notice as to the repayment in full of all outstanding Advances may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied). The Borrower may prepay the Advances, after giving by 12:00 p.m. (New York City time), (i) in the case of Eurodollar Rate Advances, at least two Business Days’ or (ii) in the case of Reference Rate Advances, same Business Day irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid and amounts if any, required to be paid pursuant to Section 2.10; provided, however, that each partial prepayment with respect to: (A) any amounts prepaid in respect of Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof, and (C) any prepayments made in respect of any Borrowing comprised of Eurodollar Rate Advances shall be made in an aggregate principal amount of at least $2,000,000 and in integral multiples of $500,000 in excess thereof.

(b)           Mandatory Offers to Prepay Loans.

(i)            If any Loan Party receives Net Cash Proceeds from any Disposition or any Casualty Event (other than Dispositions permitted by Sections 6.04(c) (other than Casualty Events)), the Borrower shall, within 3 Business Days from the date of receipt of such Net

Cash Proceeds (the “Asset Sale Proceeds Prepayment Date”) (subject to Section 2.04(b)(iv)), prepay (or cause to be prepaid) (an “Asset Sale Prepayment”) the aggregate outstanding principal amount of Advances plus the accrued but unpaid interest thereon to the Asset Sale Proceeds Prepayment Date that may be paid with an amount equal to 100% of such Net Cash Proceeds.

(ii)           If any Loan Party receives Net Cash Proceeds from the incurrence of Borrowed Debt by such entity (excluding (A) intercompany debt of such entities, (B) any other ordinary course borrowings under existing working capital or overdraft facilities (or any facilities replacing or refinancing the foregoing), (C) issuances of commercial paper and replacements or refinancings thereof, (D) purchase money Indebtedness incurred in the ordinary course of business and any replacements or refinancings thereof, and (E) Indebtedness with respect to capital leases incurred in the ordinary course of business and any replacements and refinancings thereof), the Borrower shall, within 3 Business Days from the date of receipt of such Net Cash Proceeds (the “Borrowed Debt Proceeds Prepayment Date”) (subject to Section 2.04(b)(iv)), prepay (or cause to be prepaid) (a “Borrowed Debt Prepayment”) the aggregate outstanding principal amount of Advances plus the accrued but unpaid interest thereon to the Borrowed Debt Proceeds Prepayment Date that may be paid with an amount equal to 100% of such Net Cash Proceeds;

(iii)          If any Loan Party receives Net Cash Proceeds from the issuance of any Equity Interests by any Loan Party (other than (A) issuances pursuant to employee stock plans or other benefit or employee incentive arrangements existing from time to time and (B) issuances among the Borrower and its Subsidiaries), the Borrower shall, within 3 Business Days from the date of receipt of such Net Cash Proceeds (the “Equity Issuance Proceeds Prepayment Date”) (subject to Section 2.04(b)(iv)), prepay (or cause to be prepaid) (a “Equity Issuance Prepayment”) the aggregate outstanding principal amount of Advances plus the accrued but unpaid interest thereon to the Equity Issuance Proceeds Prepayment Date that may be paid with an amount equal to 100% of such Net Cash Proceeds.

(iv)          The Borrower shall notify the Administrative Agent in writing of any prepayment pursuant to clause (i), (ii) or (iii) of this Section 2.04(b) at least 3 Business Days prior to the applicable Prepayment Date (or such shorter time as the Administrative Agent may agree). Each such notice shall specify such Prepayment Date and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice, and of the amount of such Lender’s Pro Rata Share of the prepayment. Each Lender will have the right to refuse any prepayment pursuant to Section 2.04(b)(i), 2.04(b)(ii) or 2.04(b)(iii), as applicable, by giving written notice of such refusal to the Administrative Agent within 2 Business Days after such Lender’s receipt of notice from the Administrative Agent of such notice of prepayment (such refused amounts, the “Declined Proceeds”). The Borrower shall make all such prepayments (other than Declined Proceeds) on the Prepayment Date.  The Borrower may retain such Declined Proceeds and apply them in a manner not prohibited by this Agreement.

(v)           Each prepayment pursuant to this Section 2.04(b) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and the amounts required to be paid pursuant to Section 2.10. Each prepayment under this Section 2.04(b) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

Section 2.05          [Reserved].

Section 2.06          Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued and unpaid interest thereon, on the Maturity Date or such earlier date pursuant to Section 7.02.

Section 2.07          Fees.       The Borrower agrees to pay to Jefferies Finance LLC the fees provided for in the Fee Letter.

Section 2.08          Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)           Reference Rate Advances. Each Reference Rate Advance shall bear interest at the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect from time to time. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Reference Rate Advances in arrears on the date such Reference Rate Advance shall be paid in full.

(b)           Eurodollar Rate Advances. Each Eurodollar Rate Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Rate Advances on the last day of the Interest Period therefor and on the date any Eurodollar Rate Advance is repaid.

(c)           Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.01(a) or Section 7.01(e), all overdue Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (other than an Event of Default addressed in the foregoing clause (i)), upon the request of the Majority Lenders, all overdue Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.08(c) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand (and if no such demand is made, then due and payable on the otherwise due dates provided herein or if no such due dates are provided herein on the last day of each calendar quarter). Interest shall continue to accrue on the Obligations after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

Section 2.09          Illegality. If any Lender in its good faith judgment shall notify the Borrower that, after the date hereof, the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Rate Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 12:00 p.m. (New York City, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Rate Advances of such Lender then outstanding, together with accrued but unpaid interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.10          Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it (other than the Applicable Margin) as a result of:

(a)           any continuation, Conversion, payment or prepayment (including any deemed payment or repayment provided for herein) of any Advance other than a Reference Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); provided that, the Borrower shall not be required to compensate such Lender for any such loss, cost or expense incurred by it as a result of any prepayment made by the Borrower pursuant to Section 2.04(a) or (b) or the repayment made by the Borrower pursuant to Section 2.06.

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Advance other than a Reference Rate Advance on the date or in the amount notified by the Borrower; or

(c)           any assignment of an Eurodollar Rate Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14;

including any actual foreign exchange losses and any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 2.11          Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (or its applicable Lending Office) (except any reserve requirement included in the Eurodollar Rate Reserve Percentage);

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender (or its applicable Lending Office) on the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) or such other Recipient of making, Converting to, continuing or maintaining any loan or of maintaining its obligation to make or accept and purchase any such loan, or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office) or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Recipient, the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital/Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of financial institutions generally, including such Lender’s holding company or any corporation controlling such Lender, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender, the corporation controlling such Lender, or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies, the policies of the corporation controlling such Lender, and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time within ten Business Days after written demand by such Lender the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender, the corporation controlling such Lender, or such Lender’s holding company for any such reduction suffered.

(c)           Certificate. Any Lender claiming compensation under this Section 2.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts necessary to compensate such Lender as specified in paragraphs (a) and (b) of this Section 2.11 hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12          Payments and Computations.

(a)           Payments. Subject to Section 2.13, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b)           Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds and, as to payments of principal, accompanied by a notice of optional payment from the Borrower, with appropriate insertions and executed by a Responsible Officer of the Borrower. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.09, 2.10, 2.11, 2.13, 2.14, and 9.02 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 7.04) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c)           Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)           Computations. Computations of interest shall be made by the Administrative Agent on the basis of, (a) with respect to Eurodollar Rate Advances and Reference Rate Advances based on the Federal Funds Rate and the Eurodollar Rate, a year of 360 days and (b) with respect to Reference Rate Advances based on the Reference Rate, a year of 365/366 days, and (c) with respect to of all other interest and fees, on the basis of a year of 360 days, in each case, for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e)           Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued but unpaid interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) take an assignment of, or purchase participations in, (in any event, for cash at face value) the Advances and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued but unpaid interest on their respective Advances and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including any payments in connection with Section 2.04(b)), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary, or any Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.13          Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirement. If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)           Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.13, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed copies of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable); or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          On or before the date on which Jefferies Finance LLC (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two executed copies of either (i) IRS form W-9, or (ii) IRS Form W-8ECI with respect to any payments to be received on its own behalf and IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of Treasury Regulation Section 1.1441-1(e)(5) that has assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code, or a “U.S. branch” within the meaning of Treasury Regulation Section 1.1441-1(b)(2)(iv) that is treated as a U.S. person for purposes of withholding obligations under the Code) for the amounts the Administrative Agent receives for the account of others.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.14          Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement Lender. If any Lender requests compensation under Section 2.11 or notifies the Borrower of its inability to make, maintain, or fund any Eurodollar Rate Advances pursuant to Section 2.09, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.14(a) so as to eliminate such situation, or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.13) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07, unless such fee has been waived by the Administrative Agent;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued but unpaid interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.11 or such Lender’s inability to make, maintain or fund Eurodollar Rate Advances pursuant to Section 2.09 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with any applicable Legal Requirement; and

(v)           with respect to a Non-Consenting Lender, the proposed amendment, modification, waiver, consent or release with respect to this Agreement or any other Loan Document has been approved by the Majority Lenders and such agreement, amendment, waiver, consent or release can be effected as a result of such assignment (and, if applicable, one or more other assignments) contemplated by this Section.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Non-Consenting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Non-Consenting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

ARTICLE III
CONDITIONS

Section 3.01          Conditions to Closing and Advance.  The effectiveness of this Agreement and the obligation of each Lender to make its Advance hereunder is subject to the occurrence of the following conditions precedent:

(a)           Documentation.  The Administrative Agent and the Collateral Agent shall have received the following duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Lenders, and, where applicable, in sufficient copies for each Lender:

(i)            counterparts of this Agreement, a Note payable to each Lender in the amount of its Commitment, if requested by such Lender, the Guaranty, the Security Agreement, and each of the other Loan Documents, including all attached exhibits and schedules;

(ii)           a favorable opinion of the Loan Parties’ counsel dated as of the date of this Agreement covering matters as the Administrative Agent may reasonably request;

(iii)          copies, certified as of the date of this Agreement by a Responsible Officer of each Loan Party of (A) the resolutions of the Board of Directors (or other applicable governing body) of such Loan Party approving the Loan Documents to which it is a party, (B) the partnership agreement, articles or certificate of incorporation, or certificate of formation (as applicable) and the limited liability company agreement, operating agreement, partnership agreement or bylaws (as applicable) of such Loan Party, and (C) all other documents evidencing other necessary corporate action and necessary and material Governmental Approvals, if any, with respect to the CVRR Units Purchase, the Loan Documents to which such Loan Party is a party and the other transactions contemplated hereby;

(iv)          certificates of a Responsible Officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)           appropriate UCC-1 financing statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(vi)          to the extent certificated, certificates evidencing the Equity Interests required in connection with the Security Agreement and powers executed in blank for each such certificate;

(vii)         [reserved];

(viii)        certificates of good standing for each Loan Party in each state in which each such Person is organized, which certificate shall be dated a date not sooner than 30 days prior to the date of this Agreement;

(ix)          a solvency certificate dated as of the date of this Agreement from the Chief Financial Officer or Treasurer of the Borrower in substantially the form attached as Exhibit H;

(x)           a certificate executed by a Responsible Officer of the Borrower certifying as to the matters set forth in Sections 3.01(e), (f), (h), (i) and (k) below; and

(xi)          a funds flow memorandum in form and substance reasonably acceptable to the Administrative Agent.

(b)           Payment of Fees. On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.07 and all costs and expenses payable pursuant to Section 9.01(a) to the extent invoices for such fees, costs, and expenses have been presented to the Borrower at least one Business Day prior to the Closing Date (it being understood that this Section 3.01(b) may be satisfied concurrently with the initial funding of Advances under this Agreement).

(c)           Financial Information. The Lenders shall have received (it being agreed that availability of the following financial information on the SEC website shall constitute the Lenders’ receipt) (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower and its subsidiaries for the last three full fiscal years ended at least 90 days prior to the Closing Date, and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower and its subsidiaries for each subsequent interim quarterly period ended at least 45 days prior to the Closing Date.

(d)           Pro Forma ABL Usage. The Lenders shall have received projections containing detail of the pro forma projected usage of the revolving loans available under the CVRR Credit Agreement for the period commencing on the date hereof and ending (and including) the Maturity Date.

(e)           CVRR Units Purchase. Prior to or substantially concurrently with the Closing Date, (i) the CVRR Units Purchase shall have been consummated, or shall be consummated substantially concurrently with the Advances hereunder, in accordance with the terms of Section 15.1 of the CVRR Partnership Agreement without giving effect to any amendments, consents or waivers by the Borrower that amend, modify or waive any terms of CVRR Partnership Agreement, and (ii) the Borrower shall, directly or indirectly, through one or more of its Subsidiaries or Affiliates, own 100% of the Equity Interests of CVR Refining, LP after giving effect to the CVRR Units Purchase.

(f)            Material Adverse Change. Since December 31, 2017, no event or circumstance that has had or could reasonably be expected to cause a Material Adverse Change has occurred.

(g)           USA Patriot Act. The Administrative Agent and the Lenders shall have received (at least five (5) Business Days prior to Closing Date to the extent requested at least ten (10) Business Days prior to the Closing Date, unless the facts related thereto were not disclosed to the Administrative Agent prior to such 10th Business Day), and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, but not restricted to, the Patriot Act.

(h)           No Other Debt. After giving effect to the CVRR Units Purchase, this Agreement and the other transactions contemplated hereby, the Borrower shall not have outstanding any Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof), other than Indebtedness under (a) this Agreement, and (b) other Indebtedness permitted under this Agreement.

(i)            Distribution Capacity. As of the date hereof, before and after giving effect to the transactions contemplated hereby, CVR Refining, LP has the ability, under any indenture, agreement or other instrument to which such CVR Refining, LP is a party or by which any of its properties may be bound, including, without limitation, the Existing Debt Documents, to declare and/or make any payments of Dividends or otherwise to, or make any payments on behalf of, the Borrower for the payment in full of any and all of the Obligations as they become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

(j)            Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by the Borrower.

(k)           Representations and Warranties. Each of the representations and warranties made by any Loan Party in, or pursuant to, the Loan Documents shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) on and as of the Closing Date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) as of such earlier date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

Section 4.01          Existence; Subsidiaries. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each Loan Party is in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification except where such failure to comply could not reasonably be expected to result in a Material Adverse Change. As of the date hereof, the Borrower has no Subsidiaries other than those identified in Schedule 4.01.

Section 4.02          Power; No Conflicts.  The execution and delivery by each Loan Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the Advances hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Legal Requirement relating to any Loan Party or any Subsidiary thereof, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Loan Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under the Existing Debt Documents, any other material indenture, agreement, or other instrument to which such Person is a party or by which any of its properties may be bound, or any Governmental Approval relating to such Person, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted

Liens. The performance by each Loan Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the transactions contemplated hereby or thereby (other than the Advances) do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Legal Requirement relating to any Loan Party or any Subsidiary thereof except where such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Loan Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except where such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

Section 4.03          Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Loan Party that is a party to this Agreement, the Notes, or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, except for (a) the filing of UCC-1 financing statements in the appropriate state and county filing offices, (b) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (c) such consents, orders, authorizations, approvals, notices or filings required in connection with the operation of the business of the Loan Parties the failure to obtain of which could not reasonably be expected to be adverse in any material respect to any Secured Party or to result in a material liability of any Loan Party.

Section 4.04          Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which any Loan Party is a party have been duly executed and delivered by such Loan Parties. Each Loan Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable Debtor Relief Laws.

Section 4.05          Financial Condition and Financial Statements.

(a)           The Borrower has delivered to the Administrative Agent and the Lenders financial information delivered pursuant to Section 3.01. All financial statements delivered pursuant to Section 3.01 or Section 5.06 are (or will be when delivered) complete and correct in all material respects and fairly present in all material respects on a consolidated basis the assets, liabilities and financial position of Borrower and its Subsidiaries and the Excluded Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements), in each case, in accordance with GAAP. All such financial statements, including the related schedules and notes thereto, have been (or will have been when delivered) prepared in accordance with GAAP. Such financial statements show (or will show when delivered) all material indebtedness and other material liabilities, direct or contingent, of Borrower and its Subsidiaries and the Excluded Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. All pro forma financial statements and projections delivered pursuant to Section 3.01 or Section 5.06 were (or will be when delivered) prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and pro forma statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts or a guarantee of future performance, are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control and that the actual results during the period or periods covered by such projections may vary from such projections and such variations may be material).

(b)           Since December 31, 2017, no event or circumstance that has had or could reasonably be expected to cause a Material Adverse Change has occurred.

Section 4.06          True and Complete Disclosure. All factual information (excluding estimates, projections, other projected financial information, forward looking statements and information of a general economic or industry nature) heretofore or contemporaneously furnished by or on behalf of Borrower and its Subsidiaries in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information (excluding estimates, projections, other projected financial information, forward looking statements and information of a general economic or industry nature) hereafter furnished by or on behalf of Borrower and its Subsidiaries in writing to the Administrative Agent or any of the Lenders was or shall be, when taken as a whole and as modified or supplemented by other information so furnished, true and accurate in all material respects on the date as of which such information was or is dated or certified and did not or does not contain, when taken as a whole, any untrue statement of a material fact or omit, when taken as a whole, to state any material fact necessary to make the statements contained therein not misleading in any material respect at such time. All projections, estimates, and pro forma financial information furnished by any Loan Party were prepared in good faith on the basis of the assumptions believed in good faith to be reasonable at the time made, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts or a guarantee of future performance, are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control and that the actual results during the period or periods covered by such projections may vary from such projections and such variations may be material).

Section 4.07          Litigation; Compliance with Laws.

(a)           There is no pending or, to the knowledge of any Loan Party, threatened in writing action or proceeding affecting any Loan Party or Subsidiary before any court, Governmental

Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change other than as set forth in Schedule 4.07 or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. As of the Closing Date, there is no pending or, to the knowledge of any Loan Party, threatened in writing action or proceeding instituted against any Loan Party or any Subsidiary which seeks to adjudicate any Loan Party or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b)                                 Each Loan Party and each Subsidiary have complied in all respects with all statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where such failure to comply could not reasonably be expected to result in a Material Adverse Change.

Section 4.08                             Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09. No Loan Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “buying” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of the Advances will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X.

Section 4.09                             Investment Company Act. No Loan Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Loan Party nor any Subsidiary thereof is, or after giving effect to the Advances will be, subject to any other applicable Legal Requirement which limits its ability to incur or consummate the transactions contemplated hereby to the extent such limitations are applicable.

Section 4.10                             Taxes.

(a)                                 Reports and Payments. All federal income Returns and all other material Returns (as defined below in clause (b) of this Section) required to be filed by or on behalf of any Loan Party have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct in all material respects; and all material Taxes required to be paid by a Loan Party that are payable with respect to the periods covered by such Returns or on subsequent assessments with respect thereto or otherwise have been paid in full on a timely basis, except in each case to the extent of Taxes that are being diligently contested in good faith and reserves have been made in accordance with GAAP.

(b)                                 Returns Definition. “Returns” in this Section 4.10 shall mean any U.S. federal, state, or local return, declaration of estimated Tax, or information statement relating to, filed, or required to be filed with a Government Authority in connection with, any Taxes, including any information return or report with respect to backup withholding.

Section 4.11                             ERISA and Employee Matters. Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Employee Benefit Plans are in compliance with all applicable provisions of ERISA and the Code. No Termination Event has occurred that could reasonably be expected to result in a Material Adverse Change. There has been no excise tax imposed under Section 4971 of the Code against any Loan Party that could reasonably be expected to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Loan Parties have no reason to believe that the annual cost during the term of this Agreement to the Loan Parties for post-retirement benefits to be provided to the current and former employees of any Loan Party under Employee Benefit Plans that are employee welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change. The Borrower knows of no pending or threatened in writing strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries which could reasonably be expected to cause a Material Adverse Change.

Section 4.12                             Condition and Maintenance of Property; Casualties.  Each Loan Party and each Subsidiary has good and indefeasible title to all of its material Properties, free and clear of all Liens except for Permitted Liens. The material Properties used or to be used in the continuing operations of each Loan Party and each Subsidiary are in good repair, working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of each Loan Party and each Subsidiary, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, neither the business nor the material Properties of each Loan Party and each Subsidiary, taken as a whole, could reasonably be expected to be materially and adversely affected) which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.13                             Compliance with Agreements; No Defaults.

(a)                                 No Loan Party or Subsidiary thereof is in default in any material respect under or with respect to any contract, agreement, lease, or other instrument to which a Loan Party or Subsidiary thereof is a party which is continuing and which, if not cured, could reasonably be expected to result in a Material Adverse Change.

(b)                                 No Default has occurred and is continuing.

Section 4.14                             Environmental Condition.

(a)                                 Permits, Etc. Each Loan Party and each Subsidiary (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in compliance with all terms and conditions of such Permits and with all other requirements of applicable Environmental Laws and reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Permit; and (iv) are not subject to any actual, pending or to the Borrower’s knowledge, threatened Environmental Claim; except, in each case above, that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(b)                                 Certain Liabilities. None of the present or previously owned or operated Property of any Loan Party or of any of its current or former Subsidiaries, wherever located, (i) has been placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or to any Loan Party’s knowledge, have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other Response activity under any Environmental Laws which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned, leased or operated by the Borrower or any of the Guarantors or Subsidiaries, wherever located, which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Materials from present or past operations which has caused at the site or at any third-party site any condition that, individually or in the aggregate, has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(c)                                  Certain Actions. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by any Loan Party or any Subsidiary on any of their presently or formerly owned, leased or operated Property, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (ii) there are no facts, circumstances, conditions or occurrences with respect to either any Property owned, leased or operated by any Loan Party or any Subsidiary or any business or activity conducted by any Loan Party or Subsidiary that could reasonably be expected to form the basis of an Environmental Claim under Environmental Laws that could reasonably be expected to result in a Material Adverse Change.

Section 4.15                             Permits, Licenses, Etc. Each Loan Party and Subsidiary thereof possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business. Each Loan Party and Subsidiary thereof manages and operates its business in all material respects in accordance with all applicable material Legal Requirements and good industry practices.

Section 4.16                             [Reserved].

Section 4.17                             [Reserved].

Section 4.18                             Restriction on Liens. None of the Property of any Loan Party or Subsidiary thereof is subject to any Lien other than Permitted Liens. No Loan Party is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Obligations against their respective Properties that constitute Collateral.

Section 4.19                             Solvency. Before and after giving effect to the Advances, the Loan Parties, on a consolidated basis, are Solvent.

Section 4.20                             [Reserved].

Section 4.21                             Insurance. Borrower has, and has caused all of the Subsidiaries to have insurance as required under Section 5.02.

Section 4.22                             Anti-Corruption Laws; Sanctions; Patriot Act. None of (a) the Loan Parties, any Subsidiary or any of their respective directors, officers, employees or affiliates, or (b) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. The Borrower and each Subsidiary is compliance with Section 5.06(j).

Section 4.23                             [Reserved].

Section 4.24                             [Reserved].

Section 4.25                             Fiscal Year. The fiscal year of Borrower and its Subsidiaries is January 1 through December 31.

Section 4.26                             Location of Business and Offices. Each Loan Party’s principal place of business and chief executive office is located at its address specified on Schedule 4.26 or at such other location as it may have, by proper written notice hereunder, advised the Administrative Agent.

Section 4.27                             [Reserved].

Section 4.28                             Senior Debt Status. The Obligations of each Loan Party under this Agreement and each of the other Loan Documents rank and shall continue to rank at least senior in priority of payment to all subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “senior indebtedness” under all instruments and documents, now or in the future, relating to all subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

Section 4.29                             Security Instruments. The provisions of the Security Instruments are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties an Acceptable Security Interest on all right, title and interest of the respective Loan Parties in the Collateral described therein and, upon the filing of UCC financing statements in the applicable offices contemplated by the Security Instruments or the taking of such other actions as are specified in such Security Instruments, such Acceptable Security Interest will be perfected.

ARTICLE V
AFFIRMATIVE COVENANTS

So long as any Note or any amount (other than contingent indemnity obligations for which no claim has been made) under any Loan Document shall remain unpaid, each Loan Party agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.01                             Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to comply, in all respects with all applicable Legal Requirements except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Without limiting the generality and coverage of the foregoing, each Loan Party shall comply, and shall cause each of its Subsidiaries to comply with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which any Loan Party or any Subsidiary thereof does business except where failure to so comply could not reasonably be expected to individually result in liability in excess of $10,000,000 and could not reasonably be expected to result in the aggregate in a Material Adverse Change. Without limitation of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary or advisable to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

Section 5.02                             Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent and in at least such amounts and covering such casualties, risks, perils, liabilities and other hazards that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and the Subsidiaries and otherwise reasonably required by the Administrative Agent.

Section 5.03                             Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and, except as otherwise permitted herein, cause each of its Subsidiaries to preserve and maintain, its corporate, partnership, or limited liability company existence, rights, franchises, and privileges, as applicable, in the jurisdiction of its organization. The Borrower shall qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation, partnership, or limited liability company, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Section 5.04                             Payment of Taxes, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all material Taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, activities or Property, prior to the date on which penalties attach thereto and (b) all lawful claims that are material which, if unpaid, would by Legal Requirement become a Lien upon its Property; provided, however, that no Loan Party and no such Subsidiary shall be required to pay or discharge any such Tax, assessment, charge, levy, or claim which is being diligently contested in good faith and by appropriate proceedings, and with respect to which adequate reserves in conformity with GAAP have been provided.

Section 5.05                             Visitation Rights; Periodic Meetings. At any reasonable time and from time to time, upon reasonable prior notice, the Borrower shall, and shall cause its Subsidiaries to, permit (a) the Administrative Agent and any Lender or any of their respective agents, advisors, or other representatives thereof, acting together, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, each Loan Party and any such Subsidiary, and (b) the Administrative Agent and any Lender or any of their respective agents, advisors or other representatives thereof, acting together, to discuss the affairs, finances and accounts of each Loan Party and any such Subsidiary with any of their respective officers or directors; provided that, unless an Event of Default has occurred and is continuing, (i) the Borrower shall bear the cost of only one such inspection per year and (ii) no Loan Party shall be obligated to reimburse the expenses of any Lender in connection with such inspections that is not the Administrative Agent. The Borrower shall make its officers available for a telephonic (or, with the Borrower’s consent, an in-person) meeting with the Administrative Agent and the Lenders held at reasonable times and upon reasonable prior notice, to discuss such financial statements, and such other information regarding the Loan Parties, its Subsidiaries and their respective Properties. Notwithstanding the foregoing, no Loan Party shall be required to disclose to the Administrative Agent or any Lender, or any agents, advisors or other representatives thereof, any written material, (x) the disclosure of which would cause a breach of any confidentiality provision in the written agreement governing such material applicable to such Person, (y) which is the subject of attorney-client privilege or attorney’s work product privilege asserted by the applicable Person to prevent the loss of such privilege in connection with such information, or (z) which is a non-financial trade secret or other proprietary information.

Section 5.06                             Reporting Requirements. The Borrower shall furnish to the Administrative Agent:

(a)                                 Defaults. As soon as possible and in any event within three Business Days after (i) the occurrence of any Default known to any officer of any Loan Party or any of its Subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of such

Loan Party setting forth the details of such Default and the actions which any Loan Party or any such Subsidiary has taken and proposes to take with respect thereto;

(b)                                 Termination Events. As soon as possible and in any event, within 10 days after any Loan Party obtains knowledge of any of the following that could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change (or such later date acceptable to the Administrative Agent in its sole discretion), copies of: (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Loan Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (iv) any notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (v) a written notice signed by a Responsible Officer describing the occurrence of any Termination Event or of any material “prohibited transaction” as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, and specifying what action the Borrower or such other ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(c)                                  Environmental Notices. Promptly upon, and in any event no later than 10 days after (or such longer period as the Administrative Agent may agree in its sole discretion), the receipt thereof, or the acquisition of knowledge thereof, by any Loan Party, a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability or corrective action or other obligations therefore in excess of $10,000,000 or which could otherwise reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of any of the Loan Parties or any of their Subsidiaries in connection with Hazardous Materials which could reasonably result in the imposition of liability in excess of $10,000,000 or that could otherwise reasonably be expected to cause a Material Adverse Change or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the Environment and such action or clean-up could reasonably be expected to exceed $10,000,000 or could reasonably be expected to cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien in connection with obligations arising under Environmental Laws upon, against or in connection with the Loan Parties, any of their respective Subsidiaries, or any of their leased or owned Property, wherever located, the value of which Lien could reasonably be expected to exceed $10,000,000;

(d)                                 Other Governmental Notices. Promptly and in any event within 10 days after receipt thereof by any Loan Party or Subsidiary thereof (or by such later date as the Administrative Agent may agree to in its sole discretion), a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority, in each case that could reasonably be expected to result in a Material Adverse Change;

(e)                                  Material Changes. Prompt written notice and in any event within 10 days of any condition or event of which any Loan Party or any Subsidiary thereof has knowledge, which condition or event has resulted or could reasonably be expected to result in a Material Adverse Change;

(f)                                   Disputes, Etc. Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes pending, or to the knowledge of any Loan Party threatened in writing, or affecting any Loan Party or Subsidiary which, if adversely determined, could result in a liability to any Loan Party or Subsidiary in an amount in excess of $10,000,000 or that could otherwise result in a cost, expense or loss to the Loan Parties or any of their respective Subsidiaries in excess of $10,000,000, or any material labor controversy of which any Loan Party or Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against any Loan Party or Subsidiary thereof and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of any Loan Party or Subsidiary thereof if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $10,000,000;

(g)                                  [Reserved];

(h)                                 Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any material written statement, report or notice furnished to any lender, agent or trustee by any Loan Party or Subsidiary pursuant to the terms of indenture, loan or credit or other similar agreement, with respect to Indebtedness in excess of $10,000,000 (other than this Agreement) and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06 or not otherwise publicly filed;

(i)                                     [Reserved].

(j)                                    USA Patriot Act. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(k)                                 Responsible Officers. Promptly thereafter, but only to the extent the Borrower is not otherwise required to disclose such information in a filing with the SEC, written notices to the Administrative Agent of the departure or employment of any chief executive officer, chief financial officers, treasurer, president or other executive officer of the Borrower;

(l)                                     SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, but only to the extent the Borrower is not otherwise required to disclose such information in a filing with the SEC, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Loan Party with the SEC, or with any national securities exchange, or distributed by such Loan Party to its shareholders generally, as the case may be; and

(m)                             Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of any Loan Party or Subsidiary thereof, as the Administrative Agent may from time to time reasonably request.

Section 5.07                             Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased or operated material Property in good condition and repair, normal wear and tear excepted. The Borrower shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned, leased or operated Property involving the Environment that could reasonably be expected to cause a Material Adverse Change.

Section 5.08                             Guaranties.

(a)                                 Each existing Subsidiary (other than any Excluded Guarantor), and each Subsidiary acquired, organized or otherwise created after the date hereof (other than any Excluded Guarantor), that is a Domestic Subsidiary and is otherwise not an Immaterial Subsidiary, shall, subject to Section 5.08(d), within 30 days after the date such Subsidiary is acquired, organized, created, or ceases to be an Immaterial Subsidiary, (1) become a Guarantor by executing a Guaranty or a supplement to an existing Guaranty and deliver the same to the Administrative Agent, (2) execute and deliver to the Collateral Agent such Security Instruments or amendments to Security Instruments as necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, an Acceptable Security Interest in the Property (that would otherwise constitute Collateral under the Security Agreement) of such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law and the making of any other filings required by law or as may be reasonably requested by the Collateral Agent, and (3) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matter described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(b)                                 [Reserved].

(c)                                  [Reserved].

(d)                                 Notwithstanding anything to the contrary herein or in any Loan Document, in no event shall an Excluded Guarantor become a Guarantor or otherwise guarantee any Advance or other Obligation.

Section 5.09                             Use of Proceeds. The Borrower shall, and cause each of its Subsidiaries to use the proceeds of the Advances (a) to directly or indirectly consummate the CVRR Units Purchase, and (b) to pay the fees, costs and expenses incurred in connection with this Agreement, the CVRR Units Purchase and the other transactions contemplated hereby.

Section 5.10                             [Reserved].

Section 5.11                             Further Assurances. The Borrower shall, and shall cause each other Loan Party to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. Each Loan Party hereby authorizes the Administrative Agent to file any financing statements without the signature of the Borrower or such Guarantor, as applicable, to the extent permitted by applicable Legal Requirement in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. The Borrower at its expense will, and will cause each other Loan Party to, promptly execute and deliver to the Administrative Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Loan Parties, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

Section 5.12                             [Reserved].

Section 5.13                             Anti-Corruption Laws; Sanctions. The Borrower shall, and will cause each Subsidiary to maintain in effect and enforce policies and procedures designed to ensure compliance by each Loan Party and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.14                             Environmental Matters. The Borrower shall, and shall cause each Subsidiary to, establish and implement commercially reasonable measures as may be reasonably necessary to ensure that, except as could not reasonably be expected to have a Material Adverse Change: (a) all Property of the Borrower and the Subsidiaries and the operations conducted thereon and other activities of the Borrower and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (b) all oil, oil and gas production or exploration wastes, Hazardous Materials or solid wastes generated in connection with their operations are disposed of or otherwise handled in compliance with Environmental Laws, (c) no Hazardous Materials will be Released on, at or from any of their owned or leased Property, other than permitted Releases and Releases in a quantity which does not either require reporting or result in imposition of liability under CERCLA or other applicable Environmental Law, and (d) no oil, oil and gas exploration and production wastes or Hazardous Materials or solid wastes are Released on, at or from any such Property so as to pose an imminent and substantial endangerment to public health, safety or welfare or the Environment.

Section 5.15                             ERISA Compliance. Except for matters that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, with respect to each Pension Plan, the Borrower shall, and shall cause each other ERISA Affiliate to, (a) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of Section 412 of the Code (determined without regard to subsection (c) thereof) and of Section 302 of ERISA (determined without regard to subsection (c) thereof), and (b) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any material late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE VI
NEGATIVE COVENANTS

So long as any Obligations (other than contingent indemnity obligations for which no claim has been made) under any Loan Document shall remain unpaid, each Loan Party agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.01                             Liens, Etc. The Borrower shall not create, assume, incur, or suffer to exist, and shall not permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property (including any right to receive income) whether now owned or hereafter acquired, except that each Loan Party and Subsidiary may create, incur, assume, or suffer to exist:

(a)                                 Liens granted pursuant to the Security Instruments and securing the Obligations;

(b)                                 Liens on equipment, fixtures and other personal Property securing Indebtedness permitted under Section 6.02(c); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable) together with any financing for interest thereon;

(c)                                  Liens for Taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed 90 days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)                                 the claims of materialmen, mechanics, carriers, warehousemen, processors, repairmen, suppliers, workers, or landlords for labor, materials, supplies, rentals or other like claims incurred in the ordinary course of business, which (i) are not overdue for a period of more than the longer of 90 days or the grace period therefor, or if overdue for more than such period, no action has been taken to enforce such Liens, (ii) to the extent overdue, such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or (iii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;

(e)                                  royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Indebtedness and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries;

(f)                                   deposits or pledges of cash or cash equivalents made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, old age pension or public liability obligations, statutory obligations, regulatory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), government contracts, performance and return of money bonds, and bids and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(g)                                  Liens arising under operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing or deferred production agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, division orders, contracts for the sale, transportation or exchange of oil and natural gas, area and mutual interest agreements, marketing agreements, processing agreements, net profit agreements, development agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, (i) that are customary in the oil, gas and mineral refinery business, and (ii) that are entered into by the Borrower or any Subsidiary in the ordinary course of business; provided that, in any event, (x) such Liens secure amounts that are not overdue or are being diligently contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (y) such Liens are limited to the assets that are the subject of such agreements, and (z) such Liens shall not be in favor of any Person that is an Affiliate of a Loan Party (other than any other Loan Party);

(h)                                 easements, servitudes, permits, conditions, covenants, exceptions, rights-of-way, zoning restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;

(i)                                     Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(j)                                    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4- 210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any Deposit Account of the Borrower or any Subsidiary thereof;

(k)                                 any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness;

(l)                                     Liens securing judgments for the payment of money not constituting an Event of Default;

(m)                             Liens on cash earnest money deposited pursuant to the terms of an agreement to acquire assets used in, or Persons engaged in, the oil and gas business, as permitted by this Agreement;

(n)                                 licenses of intellectual property, none of which, in the aggregate, interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;

(o)                                 Liens on cash or cash equivalents in favor of any commercial bank to secure any and all obligations of any Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with (i) commercial credit cards, (ii) stored value cards and (iii) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services);

(p)                                 Liens securing obligations under the Existing Debt Documents as in effect on the Closing Date;

(q)                                 Liens securing obligations under Hedge Contracts entered into in compliance with Section 6.15;

(r)                                    Liens in respect of property or assets of any CVRR Party granted by a CVRR Party which are permitted by the CVRR Credit Agreement;

(s)                                   Liens securing obligations under any intercompany Indebtedness arrangements entered into in compliance with this Agreement; and

(t)                                    Liens not otherwise permitted under the preceding provisions of this Section 6.01 encumbering Properties and securing obligations in the aggregate outstanding principal amount not to exceed $20,000,000; provided that, in each case, such Liens are not incurred in connection with any Indebtedness.

Section 6.02                             Indebtedness, Guarantees, and Other Obligations. The Borrower shall not, and shall not permit any of their Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Indebtedness except:

(a)                                 the Obligations;

(b)                                 the obligations of CVR Refining, LP and its Subsidiaries under the Existing Debt Documents as in effect on the Closing Date;

(c)                                  Capital Lease Obligations and Indebtedness incurred in connection with purchase money indebtedness in an aggregate outstanding principal amount not to exceed $20,000,000;

(d)                                 Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(e)                                  unsecured Indebtedness of any Loan Party owing to any other Loan Party; provided that such Indebtedness is subordinated in all respects to the Obligations on terms set forth in the Guaranty;

(f)                                   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(g)                                  Indebtedness under Hedge Contracts entered into in compliance with Section 6.15;

(h)                                 endorsements of negotiable instruments for collection in the ordinary course of business;

(i)                                     Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management, including any Treasury Management Arrangement and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business and not in excess of $1,000,000 in the aggregate at any time outstanding;

(j)                                    Indebtedness consisting of obligations under earn-out or similar agreements incurred in the ordinary course of business;

(k)                                 unsecured Indebtedness not otherwise permitted under the preceding provisions of this Section 6.02; provided that, the aggregate outstanding principal amount of such unsecured Indebtedness shall not exceed $20,000,000;

(l)                                     Permitted Refinancing Debt incurred in exchange for or proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund, or otherwise retire for value, in whole or in part, any Indebtedness otherwise permitted by this Section 6.02;

(m)                             obligations of any CVRR Party which constitute Indebtedness which is permitted by the CVRR Credit Agreement to the extent such Indebtedness is (i) in existence on the Closing Date or (ii) incurred in the ordinary course of business;

(n)                                 Guarantees by the Borrower of the Indebtedness under the CVRR Notes Indenture; and

(o)                                 any Guarantee by any Loan Party of any Indebtedness of any other Loan Party so long as such underlying Indebtedness is otherwise permitted by this Section 6.02 and the terms of such Guarantee would otherwise be permitted by this Section 6.02 if such Guarantee were the primary obligation.

Section 6.03                             Agreements Restricting Liens and Distributions. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, in favor of the Collateral Agent to secure the Obligations or restricts any Loan Party from paying dividends to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, that the foregoing shall not apply to: (a) restrictions in this Agreement or any other Loan Document, (b) restrictions in the Existing Debt Documents as in effect on the Closing Date, (c) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or its Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under clause (b) and clause (r) of Section 6.01 so long as such restriction only applies to the Property permitted under such clauses to be encumbered by such Liens, (d) customary restrictions and conditions with respect to the sale or disposition of Property or Equity Interests permitted hereunder pending the consummation of such sale or disposition, (e) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien found in any lease, license or similar contract as they affect any Property or Lien subject to such lease, license or contract, (f) customary prohibitions on assignment of rights contained in software license agreements, (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Loan Party, and (h) prohibitions or restrictions in joint venture agreements or agreements entered into in connection with joint ventures with respect to the transfer of, or the making of dividends or distributions with respect to, Equity Interests in any joint venture, or with respect to the transfer of or other encumbrance with respect to Property that is the subject of any joint venture or agreements entered into in connection therewith.

Section 6.04                             Merger or Consolidation; Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to:

(a)                                 dissolve; provided that (i) any Loan Party (other than the Borrower) may dissolve as long as assets thereof are transferred to or become the Property of another Guarantor or Borrower; (ii) any Subsidiary that is not a Guarantor may dissolve as long as the assets thereof are transferred to or become the Property of a Guarantor or the Borrower or another Subsidiary that is not a Guarantor; and (iii) any CVRR Party, other than CVR Refining, LP, may dissolve in a transaction permitted by the CVRR Credit Agreement;

(b)                                 merge or consolidate with or into any other Person; provided that (i) the Borrower may merge or may be consolidated into any Guarantor if the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge or may be consolidated into any other Guarantor, (iii) any Subsidiary that is not a Guarantor may merge or may be consolidated into any Guarantor or the Borrower or another Subsidiary that is not a Guarantor; (iv) any Subsidiary may merge or may be consolidated with any other Person as part of a Disposition permitted by Section 6.04(c); (v) any CVRR Party may engage in any such merger or consolidation which is permitted by the CVRR Credit Agreement; and (vi) any Loan Party or Subsidiary may enter into mergers or consolidations as part of an Acquisition permitted by Section 6.07; or

(c)                                  Dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest), other than:

(i)                                     the sale of inventory, the use of cash, and the liquidation of Liquid Investments, in each case, in the ordinary course of business;

(ii)                                  the Disposition of equipment that is (A) obsolete or worn out and Disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use;

(iii)                               the Disposition of Property (other than Collateral) between or among Loan Parties or between or among Subsidiaries that are not Loan Parties;

(iv)                              the Disposition of Property from any Subsidiary that is not a Loan Party to any Loan Party;

(v)                                 Casualty Events and Dispositions constituting Liens permitted under Section 6.01, Restricted Payments permitted under Section 6.05 and Investments permitted under Section 6.06;

(vi)                              licenses of intellectual property, none of which, in the aggregate, materially impair the operation of the business of any Loan Party;

(vii)                           the abandonment of intellectual property that is no longer material to the operation of the business of any Loan Party;

(viii)                        any Disposition of Property made by a CVRR Party which is permitted by the CVRR Credit Agreement to the extent made in the ordinary course of business; and

(ix)                              the Disposition by any Loan Party or any Subsidiary of a Loan Party of the Cushing Assets so long as the fair market value of the Cushing Assets Disposed of does not exceed $50,000,000.

Section 6.05                             Restricted Payments. The Borrower shall not, and shall not permit any of their Subsidiaries to, make any Restricted Payments other than:

(a)                                 Restricted Payments by any Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary that is not a Loan Party;

(b)                                 Restricted Payments by any Loan Party to any other Loan Party;

(c)                                  the Borrower may, so long as no Event of Default has occurred and is continuing, purchase the Equity Interests of the Borrower owned by future, present or former officers, directors, employees or consultants of any Loan Party or any Subsidiary or make payments to employees of any Loan Party upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees, in an aggregate amount not to exceed $5,000,000 in any calendar year; provided, that the cancellation of Indebtedness owed to the Borrower or any Subsidiary by any future, present or former member of management, director, employee or consultant of the Borrower or Subsidiaries, and borrowed to finance such person’s non-cash purchase of the Equity Interests of the Borrower, which cancellation serves as consideration for the repurchase from any such person of such Equity Interests, will not be deemed to constitute a Restricted Payment for purposes of this Section 6.05 or any other provision of this Agreement;

(d)                                 repurchases of Equity Interests in any Loan Party deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represents a portion of the exercise price of such options or warrants or similar rights shall be permitted (as long as the Loan Parties make no payment in connection therewith that is not otherwise permitted hereunder);

(e)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Borrower or a substantially concurrent contribution to the equity of the Borrower, in each case, occurring after the date of this Agreement; and

(f)                                   so long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect thereto, Restricted Payments in an aggregate amount not to exceed $120,000,000.

Section 6.06                             Investments. The Borrower shall not, and shall not permit any of their Subsidiaries to, make or permit to exist any Investments or purchase or commit to purchase any

Equity Interests or other securities or evidences of indebtedness of or interests in any Person, except:

(a)                                 Liquid Investments;

(b)                                 trade and customer accounts receivable arising in the ordinary course of business;

(c)                                  Investments (i) in any Loan Party, (ii) in any Person which concurrently with such Investment becomes a Loan Party, (iii) existing as of the Closing Date in any non-Loan Party Subsidiary, (iv) existing as of the Closing Date in any Excluded Subsidiary, and (v) by any non-Loan Party Subsidiary in any other Subsidiary;

(d)                                 Investments made by the Borrower or any Subsidiary which are necessary to consummate the CVRR Units Purchase;

(e)                                  Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary or any other Investment received as consideration in connection with any sale of assets permitted hereunder;

(f)                                   Investments made by Coffeyville Resources, LLC pursuant to the Coffeyville Credit Agreement;

(g)                                  Hedge Contracts to the extent permitted under Section 6.15;

(h)                                 Permitted Acquisitions;

(i)                                     Investments existing as of the Closing Date and specified in Schedule 6.06;

(j)                                    Investments not otherwise permitted under this Section 6.06 so long as (i) the aggregate amount of the Investments permitted under this clause (j) shall not exceed $50,000,000 and (ii) no such Investment is used for a Permitted Acquisition;

(k)                                 Investments made by a CVRR Party which are permitted by the CVRR Credit Agreement; and

(l)                                     Investments received in consideration of Dispositions of Property permitted under Section 6.04.

Section 6.07                             Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisition in a single transaction or related series of transactions other than (a) a Permitted Acquisition or (b) any Acquisition consummated by a CVRR Party which is permitted by the CVRR Credit Agreement.

Section 6.08                             Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates (each, an “Affiliate Transaction”), unless the Affiliate Transaction is on terms that are no less favorable (taken as a whole) to the Borrower or the relevant Subsidiary than those that could have been obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate or, if in the good faith judgment of the Board of Directors of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Subsidiary from a financial point of view; provided, however, the foregoing provisions of this Section 6.08 shall not apply to:

(a)                                 transactions solely among the Loan Parties or solely among Subsidiaries that are not Loan Parties;

(b)                                 the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by the Borrower or any Subsidiary in the ordinary course of its business with its or for the benefit of is employees, officers and directors;

(c)                                  fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of the Borrower or any Subsidiary in their capacity as such, to the extent such fees and compensation are customary;

(d)                                 Restricted Payments permitted hereunder;

(e)                                  any issuance of Equity Interests (other than Disqualified Equity Interests) to the Borrower; and any transactions with the Borrower effected pursuant to the terms of the Loan Documents;

(f)                                   the CVRR Units Purchase;

(g)                                  the Coffeyville Credit Agreement;

(h)                                 Affiliate Transactions made by a CVRR Party which are permitted by the CVRR Credit Agreement; and

(i)                                     transactions in which the Borrower or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of the first paragraph of this Section 6.08.

Section 6.09                             Compliance with ERISA. To the extent it could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) engage in any transaction in connection with which any Loan Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Pension Plan, which could result in any liability to any Loan Party or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Pension Plan, agreement relating thereto or applicable law, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any unpaid minimum required contribution within the meaning of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code, whether or not waived, with respect to any Pension Plan; or (e) incur, or permit any ERISA Affiliate to incur, a liability to or on account of an Employee Benefit Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

Section 6.10                             Sale-and-Leaseback. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Loan Party thereof shall lease as lessee such Property or any part thereof or other Property which such Loan Party or Subsidiary thereof intends to use for substantially the same purpose as the Property sold or transferred, provided, however, that the CVRR Parties may engage in sale-leaseback transactions which are permitted by the CVRR Credit Agreement .

Section 6.11                             Change of Business; Foreign Operations or Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) materially change the character of its business, taken as a whole, from the business in which the Borrower and its Subsidiaries are engaged on the Closing Date, (b) operate any business in any jurisdiction other than the United States (but not the offshore federal waters of the United States), or (c) create or acquire any Subsidiary other than a Subsidiary organized under the laws of any jurisdiction within the United States (including territories thereof).

Section 6.12                             Name Change.  The Borrower shall not, and shall not permit any other Loan Party to, amend its name or change its jurisdiction of incorporation, organization or formation without (a) providing written notice to the Administrative Agent no later than five (5) Business Days after such change and (b) taking all actions reasonably required by the Administrative Agent or the Collateral Agent to maintain an Acceptable Security Interest in all of the Collateral.

Section 6.13                             Use of Proceeds.

(a)                                 The Borrower shall not, and shall not permit any of its Subsidiaries to, permit the proceeds of any Advance to be used for any purpose other than those permitted by Section 5.09. No Loan Party shall engage in the business of extending credit for the purpose of “buying” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). Neither the Borrower, nor any Person acting on behalf of a Loan Party has taken or shall take, nor permit any of the Subsidiaries to take any action which might cause any Commitments or Advances hereunder to violate Regulation T, U or X or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance in any manner that would be in violation of or inconsistent with Regulation T, U or X.

(b)                                 The Borrower shall not request any Advance, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or indirectly, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.14                             [Reserved].

Section 6.15                             Hedging Limitations.  The Borrower shall not, and shall not permit any of their Subsidiaries to, enter into any Hedge Contract (or any trade or transaction thereunder) except for the Hedge Contracts entered into in the ordinary course of business and not for speculative purposes.

Section 6.16                             Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

Section 6.17                             [Reserved].

Section 6.18                             Prepayment of Certain Debt and Other Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the principal amount of any Indebtedness of the Borrower or any other Loan Party, or otherwise voluntarily prepay any future accrual of interest on the principal amount of any Indebtedness (other than in connection with the payment of any make-whole amount or in connection with transactions otherwise permitted hereunder), which is unsecured or contractually subordinated in lien priority or subordinated with respect to payments to the Obligations, except:

(a)                                 [reserved];

(b)                                 the prepayment of the Obligations in accordance with the terms of this Agreement;

(c)                                  any prepayment, redemption, purchase, defeasance or other satisfaction as the result of the conversion of Indebtedness permitted hereunder into Equity Interests of the Borrower (other  than Disqualified Equity Interests);

(d)                                 cash payments  made in settlement of the Loan Parties’ obligations under any  indenture pursuant to which any convertible notes are issued upon the conversion or required repurchase of any such convertible notes thereunder;

(e)                                  any prepayment, redemption, purchase, defeasance or other satisfaction in an amount equal to the Net Cash Proceeds of any Disposition of Property which is not prohibited by Section 6.04 and not required to be applied to the repayment of the Obligations hereunder;

(f)                                   payments of principal (and accrued interest thereon) within one year of the stated maturity thereof so long as the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such payment and any Indebtedness incurred in connection therewith;

(g)                                  any intercompany Indebtedness between or among Loan Parties;

(h)                                 any payment by a CVRR Party permitted by the CVRR Credit Agreement of any such Indebtedness;

(i)                                     any prepayment, redemption, purchase, defeasance or other satisfaction with the proceeds of Permitted Refinancing Debt; and

(j)                                    any prepayment, redemption, purchase, defeasance, or other satisfaction of subordinated Indebtedness in accordance with the terms and conditions of the subordination agreement entered into in connection with such subordinated Indebtedness.

Section 6.19                             [Reserved].

Section 6.20                             Environmental Matters. The Borrower shall not, and shall not permit any of its Subsidiaries to, cause or permit any of its Property to be in violation of, or cause or permit a Release of Hazardous Materials which will subject Borrower, its Subsidiaries or any such Property to any liability or Response or remedial obligations required under, any Environmental Laws where such violations or Response or remedial obligations could in the aggregate reasonably be expected to result in a Material Adverse Change.

Section 6.21                             [Reserved].

Section 6.22                             Sale or Discount of Receivables. Except for receivables obtained by any Loan Party or Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower shall not, and shall not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.01                             Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)                                 Payment. The Borrower shall (i) fail to pay when due any principal payable hereunder or under the Notes or (ii) fail to pay, within 5 Business Days of when due, any interest or other amounts (including fees, reimbursements, and indemnifications) payable hereunder, under the Notes, or under any other Loan Document;

(b)                                 Representation and Warranties. Any representation or warranty made or deemed to be made by any Loan Party or any Subsidiary thereof (or any of their respective officers) in this Agreement or in any other Loan Document shall prove to have been incorrect in any material respect (unless already qualified by materiality or Material Adverse Change in the text thereof, in which case, such representations and warranties shall be true and correct in all respects) when made or deemed to be made;

(c)                                  Covenant Breaches. Any Loan Party or any Subsidiary thereof shall fail to (i) perform or observe any covenant contained in Section 5.02, Section 5.03 (with respect to the Borrower’s existence), Section 5.09, or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier to occur of (x) the date on which any Loan Party or Subsidiary thereof obtains knowledge of such breach or failure and (y) the date on which the Administrative Agent notifies any Loan Party or any Subsidiary of the occurrence of such breach or failure;

(d)                                 Cross-Defaults. (i) Any Loan Party or any Subsidiary thereof shall fail to pay any principal of or premium or interest on its Indebtedness that is outstanding in a principal amount of at least $35,000,000 individually or when aggregated with all such Indebtedness of any Loan Party or any Subsidiary thereof so in default when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness (including, without limitation, any event of default or termination event under any Hedge Contract) that is outstanding in a principal amount (or termination payment amount or similar amount) of at least $35,000,000 individually or when aggregated with all such Indebtedness of any Loan Party or any Subsidiary thereof so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness in a principal amount of at least $35,000,000 individually or when aggregated with all such Indebtedness of any Loan Party or any Subsidiary thereof shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of a Disposition permitted by this Agreement), prior to the stated maturity thereof; provided that, for purposes of this subsection 7.01(d), the “principal amount” of the obligations in respect of any Hedge Contract at any time shall be Hedge Termination Value thereof;

(e)                                  Insolvency. Any Loan Party or Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Subsidiary thereof seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against any such Loan Party or any such Subsidiary thereof either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any such Loan Party or any such Subsidiary thereof shall take any corporate, limited liability company, or partnership, as applicable, action to authorize any of the actions set forth above in this paragraph (e);

(f)                                   Judgments. Any judgment or order for the payment of money in excess of $35,000,000 shall be rendered against any Loan Party or any Subsidiary thereof (to the extent not paid or covered by insurance) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which such judgment or order shall not be vacated, discharged or bonded or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)                                  Termination Events. The occurrence of one or more Termination Events that could reasonably be expected, individual or in the aggregate, to result in a Material Adverse Change;

(h)                                 Change in Control. A Change in Control shall have occurred;

(i)                                     Loan Documents. Any material provision of any Loan Document shall for any reason cease to be in full force and effect or valid, binding, or enforceable (other than in accordance with its terms) on any Loan Party or any Subsidiary thereof or any such Person shall so state in writing;

(j)                                    Security Instruments. (i) The Collateral Agent shall fail to have an Acceptable Security Interest in a material portion of the Collateral to the extent required by Section 5.08, or (ii) any Security Instrument shall, at any time and for any reason, cease to create the Lien on the Property purported to be subject to such agreement, and such Property constitutes a material portion of the Collateral, in accordance with the terms of such agreement, or shall cease to be in full force and effect, or shall be contested by the Borrower or any Guarantor;

Section 7.02                             Remedies upon Default. If any Event of Default (other than an Event of Default described in Section 7.01(e)) exists, the Administrative Agent and/or the Collateral Agent, as applicable, may (with the consent of the Majority Lenders) and shall (upon written direction of Majority Lenders) do any one or more of the following from time to time:

(a)                                 declare any Obligations immediately due and payable (an “acceleration”), whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

(b)                                 if an Event of Default described in Section 7.01(e) occurs and is continuing, any Obligations will become immediately due and payable without any further action or notice on the part of the Administrative Agent or any Lenders; and

(c)                                  exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrower to assemble Collateral, at the Borrower’s expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by the Borrower, the Borrower agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by applicable Legal Requirement, in lots or in bulk, at such locations, all as the Collateral Agent, in its discretion, deems advisable.  The Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Collateral Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of intellectual property shall be commercially reasonable.  Collateral Agent may conduct sales on any Loan Party’s premises, without charge, and any sale may be adjourned from time to time in accordance with applicable Legal Requirements. Each of the Administrative Agent and the Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and each of the Administrative Agent and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

Section 7.03                             [Reserved].

Section 7.04                             Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, the Collateral Agent, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document and owing to the Administrative Agent, such Lender, the Collateral Agent or such Affiliate, irrespective of whether or not the Administrative Agent, such Lender, the Collateral Agent or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, such Lender, the Collateral Agent or such Affiliate different from the branch or office holding such deposit or obligated on such obligations. Each of the Lender Parties agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender, the Collateral Agent and their respective Affiliates under this Section 7.04 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, the Collateral Agent or their respective Affiliates may have.

Section 7.05                             Non-exclusivity of Remedies.  No right, power, or remedy conferred to any Lender Party in this Agreement or the Loan Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender Party in this Agreement and the Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender Party may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Loan Party shall entitle the Borrower or any other Loan Party to similar notices or demands in the future.

Section 7.06                             Application of Proceeds.

(a)                                 Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.04 and Section 2.12. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document (other than as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower or any Guarantor which secures any of the Obligations), shall be applied as determined by the Administrative Agent, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.04 and Section 2.12.

(b)                                 Notwithstanding the foregoing, in the event that the Obligations have been accelerated pursuant to Section 7.02 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or in any other Loan Document, all monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower or any Guarantor which secures any of the Obligations, shall be applied in accordance with Section 2.12 and otherwise in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Collateral Agent in its capacity as such, ratably among the Administrative Agent and Collateral Agent in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Advances and all other payment obligations constituting Obligations (other than Obligations entitled to priority under clauses First, Second and Third clauses above), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Legal Requirements.

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 8.01                             Appointment and Authority. Each Lender hereby irrevocably (a) appoints Jefferies Finance LLC to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents, and (b) authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and/or the Collateral Agent, as applicable, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Lender Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, other than the rights expressly provided to the Borrower under Section 8.06(a) and Section 8.11(b). It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent and/or the Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02                             Rights as a Lender. The Person serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or Collateral Agent hereunder and without any duty to account therefor to the Lenders. Jefferies Finance LLC (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.03                             Exculpatory Provisions. Each of the Administrative Agent and the Collateral Agent (which terms as used in this Section 8.03 shall include each of their Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, each of the Administrative Agent and the Collateral Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent to liability or that is contrary to any Loan Document or applicable Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.03 and 7.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Collateral Agent. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.03) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action) with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, sufficiency or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of any Loan Party or any Subsidiary or Affiliate thereof, (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Loan Document unless requested by the Majority Lenders in writing and its receives indemnification satisfactory to it from the Lenders.

Section 8.04                             Reliance by Administrative Agent and the Collateral Agent.  Each of the Administrative Agent and Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance or any Conversion or continuance of an Advance that by its terms must be fulfilled to the satisfaction of a Lender or the Collateral Agent, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Collateral Agent unless the Administrative Agent shall have received notice to the contrary from such Lender or the Collateral Agent prior to the making of such Advance or Conversion or continuance of an Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and the Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05                             Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06                             Resignation of the Administrative Agent or the Collateral Agent.

(a)                                 The Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the other Lender Parties and the Borrower. Upon receipt of any such notice of resignation, (i) the Majority Lenders shall have the right, with the prior written consent of the Borrower (which consent is not required if an Event of Default under Section 7.01(a) or Section 7.01(e) has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint, as applicable, a successor Administrative Agent (which shall be a Lender or such other Person appointed by the Majority Lenders but in no event shall be a Disqualified Lender) or a successor Collateral Agent (which shall be a Lender or such other Person appointed by the Majority Lenders but in no event shall be a Disqualified Lender). If no such successor Administrative Agent or Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the applicable Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation by the Administrative Agent or the Collateral Agent shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 [Reserved].

(c)                                  With effect from the Resignation Effective Date (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent or Collateral Agent, as applicable, shall instead be made by or to each applicable class of Lenders, until such time as the Majority Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Sections 9.02(a) and (b), Section 8.09 and Section 2.13(d) shall continue in effect for the benefit of such retiring Administrative Agent and Collateral Agent, as applicable, their respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, as applicable.

Section 8.07                             Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder and for other information in the Administrative Agent’s or the Collateral Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s and Collateral Agent’s expenses in connection therewith, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective Affiliates.

Section 8.08                             No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, documentation agent, syndication agent or other titles to Lenders or Affiliates of a Lender which may be listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

Section 8.09                             Indemnification.

(a)                                 INDEMNITY OF ADMINISTRATIVE AGENT AND COLLATERAL AGENT. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE LEAD ARRANGER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE

IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNIFIED PERSON), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN EACH CASE, AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE EACH OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT AND/OR THE COLLATERAL AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.10                             Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent, as applicable, and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, the Collateral Agent and their respective agents and counsel, and any other amounts due to the Administrative Agent or the Collateral Agent under Sections 2.07, 9.01 and 9.02.

Section 8.11                             Collateral and Guaranty Matters.

(a)                                 Each of the Administrative Agent and the Collateral Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Instruments. Each of the Administrative Agent and the Collateral Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party hereby agrees to the terms of this paragraph (a).

(b)                                 The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Instruments, irrevocably authorize each of the Administrative Agent and the Collateral Agent to, and the Administrate Agent and the Collateral Agent shall, upon request of the Borrower (i) release any Lien granted to or held by the Administrative Agent and/or the Collateral Agent upon any Collateral (a) upon termination of this Agreement and the payment in full of all outstanding Advances and all other Obligations (other than contingent indemnity obligations for which no claims have been made); or (b) constituting Property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter other than as a result of a transaction prohibited hereunder; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Loan Document and release the Lien granted to or held by the Administrative Agent and/or the Collateral Agent upon any Collateral of such Person if such Person is a voluntary Guarantor and is not required to be a Guarantor hereunder or ceases to be a Subsidiary as a result of a transaction permitted under this Agreement or upon termination of this Agreement and the payment in full of all outstanding Advances and all other Obligations (other than contingent indemnity obligations for which no claims have been made). Upon the request of the Administrative Agent and/or the Collateral Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release particular types or items of Collateral or Guarantors pursuant to this Section 8.11. At the written request and sole expense of the Borrower, which written request shall also include a certification from a Responsible Officer certifying to the Administrative Agent and/or the Collateral Agent that such release is permitted under this Section 8.11 and that such transaction is in compliance with this Agreement and the other Loan

Documents (which certification the Administrative Agent and the Collateral Agent may, but is not obligated to, rely on), the Administrative Agent and/or the Collateral Agent shall promptly provide the releases of Collateral or Guarantors permitted to be released under this Section 8.11 subject to evidence of such transaction and release documentation reasonably satisfactory to the Administrative Agent and/or the Collateral Agent. Upon any of the Collateral constituting personal property being Disposed of as permitted under this Agreement, then such Collateral shall be automatically released from the Liens created under the applicable Security Instrument, provided that (x) the Administrative Agent and the Collateral Agent shall provide any evidence of such Lien release requested by the Borrower in accordance with this Section and (y) nothing in this sentence shall in any event limit the obligation of the Loan Parties to comply with Section 5.08 hereof.

(c)                                  Notwithstanding anything contained in any of the Loan Documents to the contrary, the Loan Parties, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder, under the Guaranty and under the Security Instruments may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms hereof and the other Loan Documents. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 8.12                             Credit Bidding.

(a)                                 The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, at the direction of the Majority Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Legal Requirements.

(b)                                 Each Secured Party hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Legal Requirements to credit bid at foreclosure sales, UCC sales or other similar Dispositions of Collateral; provided that, for the avoidance of doubt, this subsection (b) shall not limit the rights of (i) any Lender or Affiliate of a Lender to terminate any Hedge Contract or net out any resulting termination values or (ii) any Lender or Affiliate of a Lender to terminate any (A) commercial credit cards, (B) stored value cards and (C) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) or set off against any Deposit Accounts.

Section 8.13                             Certain ERISA Matters.

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                                     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)                                  the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)                               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)                              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the

Borrower or any other Loan Party, that  none of the Administrative Agent, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX
MISCELLANEOUS

Section 9.01                             Costs and Expenses.  The Borrower agrees to pay promptly, upon written demand:

(a)                                 all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Loan Documents, including, without limitation, reasonable fees, expenses, charges and disbursements of one primary outside counsel and one local counsel in each relevant jurisdiction for the Administrative Agent, and

(b)                                 all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including, without limitation, outside counsel fees (limited to the reasonable and documented out-of-pocket fees and disbursements of one primary outside counsel and one local counsel in each relevant jurisdiction for the Administrative Agent and, after the occurrence of an Event of Default, one counsel for the group of Lenders taken as whole), expenses, charges and disbursements of each Lender and the Administrative Agent but excluding amounts that Borrower and/or any Guarantor are not required to indemnify the indemnified persons for pursuant to Section 9.02) in connection with the enforcement of or protection of rights under (whether through negotiations, legal proceedings, or otherwise) this Agreement, the Notes, and the other Loan Documents (including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Advances).

Section 9.02                             Indemnification; Waiver of Damages.

(a)                                 INDEMNIFICATION. EACH LOAN PARTY THAT IS A PARTY HERETO AGREES TO, AND DOES HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE LEAD ARRANGER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER, AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND EXPENSES OF ANY KIND OR NATURE (INCLUDING REASONABLE FEES, CHARGES, AND DISBURSEMENTS OF COUNSEL AND ANY CONSULTANT FOR ANY INDEMNITEE), TO WHICH SUCH INDEMNITEE MAY BECOME SUBJECT OR THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST SUCH INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER, ANY SUBSIDIARY OR ANY

AFFILIATE THEREOF), IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH) (I) THE EXECUTION OR DELIVERY OF ANY LOAN DOCUMENT, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS ON, AT, UNDER OR FROM ANY PROPERTY OWNED, LEASED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF AT ANY TIME, (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY SUBSIDIARY OR AFFILIATE THEREOF, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, OR (V) ANY CLAIM (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS), INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER IS A PARTY THERETO) AND THE PROSECUTION AND DEFENSE THEREOF, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE ADVANCES, ANY LOAN DOCUMENT, OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (AND IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNITEE); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT (A) TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) TO HAVE RESULTED FROM A CLAIM BROUGHT BY THE BORROWER AGAINST ANY INDEMNITEE OF ANY MATERIAL BREACH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS UNDER THIS AGREEMENT, OR (C) ARE ON ACCOUNT OF A DISPUTE ARISING SOLELY AMONG INDEMNITEES (OTHER THAN THE ADMINISTRATIVE AGENT IN ITS ROLE AS SUCH) TO THE EXTENT SUCH DISPUTE DOES NOT INVOLVE AND IS NOT RELATED TO ANY ACT, OMISSION OR REPRESENTATION ON THE PART OF, OR ANY INFORMATION PROVIDED BY OR ON BEHALF OF, THE BORROWER, ANY GUARANTOR OR AFFILIATES THEREOF. THIS INDEMNITY SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN

ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. No Loan Party shall, without the prior written consent of each Indemnitee affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and (z) does not require any actions to be taken or refrained from being taken by any Indemnitee other than the execution of the related settlement agreement, if any.

(b)                                 WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT THE PARTIES HERETO SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY ADVANCE OR THE USE OF THE PROCEEDS THEREOF; PROVIDED THAT, THIS WAIVER AND AGREEMENT SHALL NOT LIMIT THE LOAN PARTIES’ INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNIFIED PERSON IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER OR THEREUNDER. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c)                                  Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(d)                                 Survival. Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 9.02 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.03                             Waivers and Amendments.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document (other than the Fee Letter), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)                                 no amendment, waiver or consent shall, without the consent of each Lender directly and adversely affected thereby, (i) reduce the amount of, or rate of interest on, the Advances (other than the Default Rate of interest on the Advances which may be reduced or waived by the Majority Lenders), (ii) reduce the amount of any fees or other amounts payable hereunder or under any other Loan Document (other than those specifically addressed above in this Section 9.03 and other than mandatory prepayments under Section 2.04(b), which may be reduced or waived by the Majority Lenders), (iii) amend, waive or consent to depart from any of the conditions specified in Section 3.01 (other than such conditions which are expressly noted to be subject to Majority Lenders’ approval), (iv) increase the Commitment or any obligations of any Lender, (v) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.03 and other than mandatory prepayments under Section 2.04(b), which may be reduced or waived by the Majority Lenders), including an extension of the Maturity Date, or (vi) amend, waive or consent to depart from Section 2.12(e) or Section 7.06;

(b)                                 no amendment, waiver or consent shall, unless the same shall be in writing and signed by each Lender, (i) except as permitted under Section 8.11(b), release all or substantially all of the Guarantors from their obligations under any Guaranty or release all or substantially all of the Collateral; or (ii) amend the definition of “Majority Lenders”, this Section 9.03 or any other provision in any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder (other than as provided in clause (c) below); and

(c)                                  no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

Section 9.04                             Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.05                             Survival of Representations and Obligations.

(a)                                 All representations and warranties set forth in Article IV and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)                                 Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Article VIII or Article IX and any other similar indemnity provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before. Without limiting the foregoing, all obligations of the Loan Parties provided for in Sections 2.09, 2.10, 2.13(d), 9.01 and 9.02 and all of the obligations of the Lenders in Section 8.09 shall survive any termination of this Agreement and repayment in full of the Obligations. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 9.06                             Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective permitted successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights or delegate its duties under this Agreement or any other Loan Document or any interest in this Agreement or any other Loan Document without the prior written consent of each Lender, except as otherwise permitted by Section 6.04. Each Loan Party agrees that no Affiliate, equityholder or creditor of such Loan Party is intended to be, and none of such Persons shall be, third party beneficiaries of this Agreement or any other Loan Document, and therefore no Indemnitee will have any liability (whether direct or indirect, in contract or tort, or otherwise) to any Loan Party’s respective Affiliate that is not a party hereto or to any Loan Party’s equityholders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby.

Section 9.07                             Successors and Assigns.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignment by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts. The aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000, unless (A) such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund or (B) each of the Administrative Agent and, so long as no as no Event of Default under Section 7.01(a) or Section 7.01(e) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Section 7.01(a) or Section 7.01(e) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender, or an Approved Fund.

(iv)                              Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 Limitations on Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) any a Disqualified Lender.

(vi)                              No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 9.01, and 9.02 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lender.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.  Notwithstanding the foregoing, any assignment or sale of participations to a Disqualified Lender shall be null and void.

(c)                                  Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 9.09 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(d)                                 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Disqualified Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Collateral Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.02(a) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a), (b), or (c) of Section 9.03 (that directly and adversely affects such Participant). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.11, and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.04 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(e)                                  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Advances in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 9.08                             Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and their Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Legal Requirements or regulations or in any legal, judicial, administrative or other compulsory proceeding, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any agreement related to any Obligation, or any action or proceeding relating to this Agreement, any other Loan Document or any agreement related to any Obligation, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that is instructed of the confidential nature of the information and that such Information may be used solely for the purpose of evaluating an investment or prospective investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Advances and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by the disclosing party or its Related Parties or (ii) becomes available to any Secured Party or affiliate thereof from a third party that is not an Affiliate or Related Party of such Secured Party and that is not, to such Person’s actual knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of any Lender Party or, if such Lender Party deems necessary for the mitigation of claims by those authorities against such Lender Party or any of its subsidiaries or affiliates, in accordance with such Lender Party’s regulatory compliance policy, (l) to the extent that such information is independently developed by such Lender Party, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary or Affiliate thereof relating to any Loan Party or any Subsidiary or Affiliate thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Collateral Agent on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary or Affiliate thereof; provided that, in the case of information received from a Loan Party or any Subsidiary or Affiliate thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lender Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lender Party to disclose to any Loan Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lender Party to inform any Loan Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.09                             Notices, Etc.

(a)                                 All notices and other communications (other than Notices of Borrowing and Notices of Conversion or Continuation, which are governed by Article II of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by electronic mail as permitted under paragraph (b) below (with, in the case of electronic mail, a hard copy sent as otherwise permitted in this Section 9.09), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Loan Party, as specified on Schedule 9.09, if to the Administrative Agent or the Collateral Agent, at its credit contact specified under its name on Schedule 9.09, and if to any Lender at its credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that (i) notices and communications to the Administrative Agent, any Lender or the Collateral Agent pursuant to Article II shall not be effective until received and, in the case of facsimile delivered under Article II, such receipt is confirmed by the Administrative Agent, such Lender or the Collateral Agent, as applicable, verbally or in writing and (ii) notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Platform.

(i)                                     Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the

Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.10                             USURY NOT INTENDED. IT IS THE INTENT OF EACH LOAN PARTY AND EACH LENDER PARTY IN THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAWS, INCLUDING CONFLICTS OF LAW CONCEPTS, GOVERNING THE ADVANCES OF EACH LENDER INCLUDING SUCH APPLICABLE LEGAL REQUIREMENTS OF THE STATE OF NEW YORK, IF ANY, AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT, AND ANY OTHER JURISDICTION WHOSE LAWS MAY BE MANDATORILY APPLICABLE TO SUCH LENDER NOTWITHSTANDING THE OTHER PROVISIONS OF THIS AGREEMENT. IN FURTHERANCE THEREOF, THE LENDER PARTIES AND THE LOAN PARTIES STIPULATE AND AGREE THAT NONE OF THE TERMS AND PROVISIONS CONTAINED IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL EVER BE CONSTRUED TO CREATE A CONTRACT TO PAY, AS CONSIDERATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY, INTEREST AT A RATE IN EXCESS OF THE MAXIMUM RATE AND THAT FOR PURPOSES OF THIS AGREEMENT “INTEREST” SHALL INCLUDE THE AGGREGATE OF ALL CHARGES WHICH CONSTITUTE INTEREST UNDER SUCH LAWS THAT ARE CONTRACTED FOR, CHARGED OR RECEIVED UNDER THIS AGREEMENT; AND IN THE EVENT THAT, NOTWITHSTANDING THE FOREGOING, UNDER ANY CIRCUMSTANCES THE AGGREGATE AMOUNTS TAKEN, RESERVED, CHARGED, RECEIVED OR PAID ON THE ADVANCES, INCLUDE AMOUNTS WHICH BY APPLICABLE LEGAL REQUIREMENT ARE DEEMED INTEREST WHICH WOULD EXCEED THE MAXIMUM RATE, THEN SUCH EXCESS SHALL BE DEEMED TO BE A MISTAKE AND EACH LENDER RECEIVING SAME SHALL CREDIT THE SAME ON THE PRINCIPAL OF ITS ADVANCES (OR IF SUCH ADVANCES SHALL HAVE BEEN PAID IN FULL, REFUND SAID EXCESS TO THE BORROWER). IN THE EVENT THAT THE MATURITY OF THE ADVANCES ARE ACCELERATED BY REASON OF ANY ELECTION OF THE HOLDER THEREOF RESULTING FROM ANY EVENT OF DEFAULT UNDER THIS AGREEMENT OR OTHERWISE, OR IN THE EVENT OF ANY REQUIRED OR PERMITTED PREPAYMENT, THEN SUCH CONSIDERATION THAT CONSTITUTES INTEREST MAY NEVER INCLUDE MORE THAN THE MAXIMUM RATE, AND EXCESS INTEREST, IF ANY, PROVIDED FOR IN THIS AGREEMENT OR OTHERWISE SHALL BE CANCELED AUTOMATICALLY AS OF THE DATE OF SUCH

ACCELERATION OR PREPAYMENT AND, IF THERETOFORE PAID, SHALL BE CREDITED ON THE APPLICABLE ADVANCES (OR, IF THE APPLICABLE ADVANCES SHALL HAVE BEEN PAID IN FULL, REFUNDED TO THE BORROWER OF SUCH INTEREST). IN DETERMINING WHETHER OR NOT THE INTEREST PAID OR PAYABLE UNDER ANY SPECIFIC CONTINGENCIES EXCEEDS THE MAXIMUM RATE, THE LOAN PARTIES AND THE LENDERS SHALL TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LEGAL REQUIREMENT AMORTIZE, PRORATE, ALLOCATE AND SPREAD IN EQUAL PARTS DURING THE PERIOD OF THE FULL STATED TERM OF THE OBLIGATIONS ALL AMOUNTS CONSIDERED TO BE INTEREST UNDER APPLICABLE LEGAL REQUIREMENT AT ANY TIME CONTRACTED FOR, CHARGED, RECEIVED OR RESERVED IN CONNECTION WITH THE OBLIGATIONS. THE PROVISIONS OF THIS SECTION SHALL CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WHICH MAY BE IN APPARENT CONFLICT HEREWITH.

Section 9.11                             Usury Recapture. In the event the rate of interest chargeable under this Agreement or any other Loan Document at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement or applicable Loan Document had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirement, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12                             Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender Party severally agrees to pay to the Administrative

Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in effect from time to time, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.13                             Performance of Duties. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.

Section 9.14                             All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the credit facility evidenced hereby has not been terminated.

Section 9.15                             Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.16                             Submission to Jurisdiction; Service of Process. The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party or any Related Party of any Secured Party in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirement, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Legal Requirement. Nothing in this Agreement or in any other Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its Properties in the courts of any jurisdiction. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.09. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Legal Requirement.

Section 9.17                             Waiver of Venue. The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.18                             Execution in Counterparts; Electronic Execution.

(a)                                 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.19                             Independent Effect of Covenants. The Borrower expressly acknowledge and agree that each covenant contained in Articles V or VI hereof shall be given independent effect. Accordingly, no Loan Party shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles V or VI, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles V or VI.

Section 9.20                             USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 9.21                             [Reserved].

Section 9.22                             NON-RELIANCE. IN EXECUTING THIS AGREEMENT, EACH LOAN PARTY HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

Section 9.23                             WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.24                             Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other applicable Legal Requirement or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 9.25                             Injunctive Relief. Each Loan Party hereto recognizes that, in the event such Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Loan Party hereto agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.26                             No Advisory or Fiduciary Responsibility.

(a)                                 In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s- length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and the Lenders, on the other hand, and each Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Collateral Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Collateral Agent or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Lender Party has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Collateral Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Collateral Agent, the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Collateral Agent or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Collateral Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)                                 Each Loan Party acknowledges and agrees that each Lender, the Collateral Agent, the Administrative Agent and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Collateral Agent, the Administrative Agent or Affiliate thereof were not a Lender, the Collateral Agent, Administrative Agent or an Affiliate thereof (or an agent or any other Person with any similar role under the credit facilities evidenced hereby) and without any duty to account therefor to any other Lender, the Collateral Agent, the Administrative Agent, the Borrower or any Affiliate of the foregoing. Each Lender, the Collateral Agent, the Administrative Agent and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities evidenced hereby or otherwise without having to account for the same to any other Lender, the Collateral Agent, the Administrative Agent, the Borrower or any Affiliate of the foregoing.

Section 9.27                             Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Instruments which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent, the Collateral Agent or Lenders

additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 9.28                             Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;

(i)                                     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(ii)                                  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.29                             ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature page follows.]

CVR ENERGY, INC., a Delaware Corporation

By:	/s/ Tracy D. Jackson
Name:	Tracy D. Jackson
Title:	Executive Vice President — Chief Financial Officer

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ John Koehler
Name:	John Koehler
Title:	Managing Director

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee, is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	CVR ENERGY, INC., a Delaware corporation

4.	Administrative Agent:	JEFFERIES FINANCE LLC, as Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of January [ ], 2019 among the Borrower, the Lenders party thereto from time to time, and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s] (6)	Aggregate Amount of Commitments /Advances for all Lenders(7)	Amount of Commitment /Advances Assigned	Percentage Assigned of Commitment/ Advances(8)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

Trade Date:                    (9)

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)  Set forth, to at least 9 decimals, as a percentage of the Commitment / Loans of all Lenders thereunder.

(9)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                   , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](12) Accepted:

JEFFERIES FINANCE LLC, as Administrative Agent

By:
Name:
Title:

(10)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(11)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(12)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:](13)

CVR ENERGY, INC.,
a Delaware corporation

By:
Name:
Title:

(13)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1

To Exhibit A — Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1 Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries, or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.07 of the Credit Agreement (subject to such consents, if any, as may be required thereunder),(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section      thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-2

EXHIBIT B

FORM OF GUARANTY AGREEMENT

[See attached]

B-1

EXHIBIT C

FORM OF NOTE

$[ ]	January [ ], 2019

For value received, the undersigned CVR ENERGY, INC., a Delaware corporation (“Borrower”), hereby promises to pay to (“Payee”) the principal amount of                           AND NO/100 DOLLARS ($                 ) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full in cash, at such interest rates, and at such times, as are specified in the Credit Agreement (as defined below). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, that certain Credit Agreement dated as of January [  ], 2019 (as the same may be amended, restated, or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for such Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events of default stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified in writing by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.

This Note is secured by the Security Instruments and guaranteed pursuant to the terms of the Guaranty. This Note is made expressly subject to the terms of Sections 9.10 and 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights. In the event of any explicit or implicit conflict between any provision of this Note and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

C-1

THIS NOTE AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

BORROWER:

CVR ENERGY, INC.

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF BORROWING

[Date]

Jefferies Finance LLC,

as Administrative Agent

520 Madison Avenue

New York, New York 10022

Attn:                    Account Manager — CVR Energy, Inc.

Telephone: (212) 284-3444

E-mail:  JFIN.Admin@jefferies.com

Ladies and Gentlemen:

The undersigned, CVR Energy, Inc., a Delaware corporation (“Borrower”), (a) refers to the Credit Agreement dated as of January [  ], 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing), among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) certifies that it is authorized to execute and deliver this Notice of Borrowing.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(a)                                 The Business Day of the Proposed Borrowing is [    ] [  ], 20[    ].

(b)                                 The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].

(c)                                  The aggregate amount of the Proposed Borrowing is $[    ].

(d)                                 [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is one month.]

(e)                                  Location and number of account[s] to which proceeds are to be disbursed:

[Signature page follows.]

D-1

Very truly yours,

CVR ENERGY, INC.

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION OR CONTINUATION

[Date]

Jefferies Finance LLC,

as Administrative Agent

520 Madison Avenue

New York, New York 10022

Attn:                    Account Manager — CVR Energy, Inc.

Facsimile: (212) 284-3444

E-mail:  JFIN.Admin@jefferies.com

Ladies and Gentlemen:

The undersigned, CVR Energy, Inc., a Delaware corporation (“Borrower”), (a) refers to the Credit Agreement dated as of January [  ], 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Conversion or Continuation as defined therein unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and (b) certifies that it is authorized to execute and deliver this Notice of Conversion or Continuation.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][continuation] of outstanding Advances, and in connection with that request sets forth below the information relating to such [Conversion][continuation] (the “Proposed Borrowing”) as required by Section 2.02(b) of the Credit Agreement:

(a)                                 The Business Day of the Proposed Borrowing is [    ] [   ], 20[    ].

(b)                                 The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [Eurodollar Rate Advances]][a continuation of Eurodollar Rate Advances].

(c)                                  The aggregate amount of the outstanding Advances to be [Converted][continued] is $[     ] and consist of [Reference Rate Advances][Eurodollar Rate Advances].

(d)                                 [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is one month.]

The Borrower hereby certifies that on the date of the Proposed Borrowing no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

E-1

Very truly yours,

CVR ENERGY, INC.
a Delaware corporation

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF SECURITY AGREEMENT

F-1

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January [  ], 2019 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CVR Energy, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

Pursuant to the provisions of Section 2.13(f)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:

G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January [  ], 2019 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CVR Energy, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

Pursuant to the provisions of Section 2.13(f)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code,  and  (iv)  it  is  not  a  controlled  foreign  corporation  related  to  the  Borrower  as  described  in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January [  ], 2019 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CVR Energy, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

Pursuant to the provisions of Section 2.13(f)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

G-3-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

Exhibit G-3-2

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January [  ], 2019 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CVR Energy, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

Pursuant to the provisions of Section 2.13(f)(ii)(B) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

G-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:

Exhibit G-4-2

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
OF
THE BORROWER,
AND ITS SUBSIDIARIES

Pursuant to the Credit Agreement dated as of January [  ], 2019, by and among CVR Energy, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, and Jefferies Finance LLC, as the administrative agent and collateral agent, the undersigned hereby certifies, solely in such undersigned’s capacity as Chief Financial Officer of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement, including the making of the Advances under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Advances:

a.              The fair value of the assets of each of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their liabilities, contingent or otherwise;

b.              The present fair saleable value of the assets of each of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts as such debts become absolute and matured;

c.               Each of the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent or otherwise, as such liabilities mature in the ordinary course of business; and

d.              Each of the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability in light of the facts and circumstances as they currently exist. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries.  In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the transactions contemplated by the Credit Agreement.

H-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as Chief Financial Officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

CVR ENERGY, INC.

By:

Name:
Title:

H-2